UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Weatherford International plc
(Name of Registrant as Specified In Its Charter)
N/A

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Weatherford International plc

PROXY STATEMENT 2022
NOTICE OF ANNUAL GENERAL
MEETING OF SHAREHOLDERS
To be held on June 2, 2022

FORM 10-K 2021
FOR THE YEAR ENDED
DECEMBER 31

THE ENERGY OF **INNOVATION**

Weatherford delivers innovative energy services that integrate proven technologies with advanced digitalization to create sustainable offerings for maximized value and return on investment. Our world class experts collaborate with customers to optimize their resources and realize the full potential of their assets. Operators choose us for strategic solutions that add efficiency, flexibility, and responsibility to any energy operation.

VISIT OUR WEBSITE
www.weatherford.com

AGENDA ITEMS FOR YOUR VOTE
Items		Board Recommendation	Reason for Recommendation	Proxy Page
1.	Election of Directors	FOR each nominee	The Board of Directors believes its members collectively have the skills and expertise needed to successfully continue to oversee the implementation of Weatherford’s strategic plan	5
2.	Ratify Appointment of Independent Auditors	FOR	Based on the recommendation of the Audit Committee	18
3.	Approve, in an advisory vote, our Executive Compensation	FOR	The Board of Directors believes Weatherford’s executive compensation program effectively aligns executive compensation with performance	20
4.	Approve, in an advisory vote, the Frequency of Executive Compensation Vote	FOR	The Board of Directors believes a one-year frequency provides more frequent and rigorous oversight of named executive officer compensation packages to effectively align pay with performance	21
Shareholder Feedback
Feedback from our shareholders is important to us and considered carefully. Your Board will be available at the AGM to respond to any questions shareholders may raise regarding our activities. Once again, we invite interested parties to submit feedback through our AGM website, www.weatherfordannualmeeting.com.

Weatherford International plc – 2022 Proxy Statement   i

LETTER TO
SHAREHOLDERS
Dear Fellow Shareholders,
The word ‘unprecedented’ to describe the world and business environment we live and operate in has been used so often in the past few years that it has become a key skill … responding to the unprecedented. Today, the world is witnessing a tragedy in Ukraine, where we have over 100 employees, as a result of the violent conflict in the region and our hearts go out to all those affected. Our fervent hope is that peace is restored soon through diplomatic means.
It is my privilege and pleasure to lead Weatherford and its extraordinary people, and I am pleased to share with you the many successes we had throughout 2021 as we consistently improved our performance and turned our Company’s aspirations into achievements ahead of our originally intended timeline.
Throughout last year we faced significant challenges, including supply chain delays, inflationary pressure, and disruptions caused by the COVID-19 pandemic. In spite of these obstacles, our global team remained united and focused on delivering impressive results for our customers and shareholders. Our office-based team members continued to effectively perform in a remote work paradigm and ensured that we didn’t miss on our deliverables. Our frontline team members deserve kudos for their selfless work throughout the year, and proudly carried out our operations in the field, factories, and repair and maintenance shops. The hard work and dedication of our 17,000+ strong team are truly appreciated. As we begin to see signs of recovery from the pandemic in many locations around the world thanks to the availability of vaccines, we will continue to harness the momentum and spirit of the One Weatherford team.
When I reflect on 2021, there are many moments that I am grateful, humbled, and proud to have been a part of. The energy and tenacity of our teams to take Weatherford from a turnaround story to a company with a directed growth trajectory in one year speaks volumes about our spirit and what lies ahead.
We exceeded expectations in generating free cash flow and improving operating results, enabling our return to the public markets by listing on the Nasdaq Global Select Market under the new ticker WFRD. We paid down $200 million of debt and refinanced $2.1 billion, moving debt maturities out several years, and materially reducing our annual interest expense. We also increased our performance by leveraging our unique and market-leading portfolio to expand into new markets and enable significant wins for our customers, our Company, and shareholders. All of this was a direct result of the focus, effort, and spirit of our One Weatherford team.
Enabling Success
Our journey starts with a simple goal of “sustainable profitability and free cash flow generation.” We recognize that we are in a cyclical industry and that margins will expand and contract through them. However, we have laid out a roadmap to keep those deltas to predictable and manageable levels, and importantly, generate cash through those cycles. At the start of 2021, we began executing our strategic priorities of refinancing debt, listing on a national stock exchange, realizing 15% adjusted EBITDA margins, realigning our reporting structure, and achieving a second consecutive year of positive free cash flow. We identified four key focus areas for the year:
We were careful and deliberate in our actions within these focus areas, driving outperformance. The ideas, execution, and results realized have been inspiring, from reducing the layers in our organization to earning business with new customers. We

ii   Weatherford International plc – 2022 Proxy Statement

delivered on our promises and continue to gain momentum. To put it in perspective, 2021 marked the first time in over 30 years that Weatherford has generated free cash flow for two consecutive years.
Strategic Vectors
Beyond our operational imperatives, we recognize the importance of building long-term value for customers. To do so, we introduced our long-term Strategic Vectors to shape our roadmap: 1) Product and Service Portfolio, 2) Digital Transformation, and 3) ESG and the Energy Transition. These are central themes to the future of our sector, and Weatherford has the differentiation, footprint, and track record of delivering significant value for customers, shareholders, and the industry.
We made substantial progress in each of our Strategic Vectors throughout the year and we continue to raise the bar. We gained significant momentum in the market, driven by our strong customer relationships, differentiated technology, and operational excellence.

Product & Service Portfolio
We highlighted our market-leading offerings, including Managed Pressure Drilling, Tubular Running Services, Cementation Products, and Fishing & Re-Entry Solutions, to serve as the foundation to drive growth and pull-through across our portfolio. These offerings reflect the strength and differentiation of our technology and innovation. Additionally, the seamless integration of our digital offerings and the ability to provide integrated solutions across our segments enable continued growth in our core operations and the Energy Transition.

Digital Transformation
Our customers are focused on their digital transformations, and our ability to enable them in this area is a powerful growth opportunity for us. Our customers have realized significant value from our digital offerings, which feature remote operating ties, visualization, edge automation, and artificial intelligence. In 2021, we expanded our digital platforms into new geographies.

ESG and the Energy Transition
This Strategic Vector defines the future decades from now and has generated tremendous traction from our customers. We have affirmed our commitment to being net-zero by 2050 and have signed on to the United Nations Global Compact. Our offerings in Geothermal, Plug and Abandonment, and Carbon Capture, Utilization, and Storage (CCUS) are securing wins across multiple geographies.

I am incredibly proud of our One Weatherford team’s achievements, commitment, and focus on driving progress and obtaining remarkable achievements in each of our Strategic Vectors. Their collective spirit and accomplishments have propelled us to success and laid a solid foundation to continue our journey in 2022 and beyond.
The New Weatherford
The new Weatherford is starting to take shape, and this is a critical time for our Company. It will require us to manage multiple priorities simultaneously: delivering for shareholders and customers; driving innovation while maintaining rigorous cost controls; and reinventing fulfillment while scaling up for activity growth. We must ensure that we stay true to our values, starting with safety, compliance, and quality, while we forge our unique identity in the market. Innovation and differentiation in technology will be instrumental, as will customer focus and a collaborative spirit that fosters creativity and accountability.
I am confident that our One Weatherford team will carry us forward and deliver on our objectives. I look forward to updating you on our progress and appreciate the support from all of you on our journey.
GIRISHCHANDRA K. SALIGRAM
President and Chief Executive Officer
Weatherford International plc

Weatherford International plc – 2022 Proxy Statement   iii

A YEAR OF ACHIEVEMENT
Weatherford exited 2020 with forward momentum by leveraging our portfolio, expanding margins, and enhancing liquidity, which continued to build through the year resulting in strong operational performance. With a firm strategy and foundation in place, 2021 was a year of significant achievement as we executed our strategic priorities, including:

2021 SIGNIFICANT MILESTONES

WFRD

LISTING ON NASDAQ

CREDIT RATING

- S&P upgrade
- B2/B- Moody's/S&P

>$4B IN COMMERCIAL WINS

LEVERAGE IMPROVEMENT

- $200M Debt Repayment
- 0.6x improvement in Net Debt/EBITDA

REFINANCING TRANSACTIONS

- **~$71M** annual reduction in interest expense
- **$500M** secured refinance
- **$1.6B** unsecured refinance

REPORTING RE-SEGMENTATION

- DRE
- WCC
- PRI

MARGIN EXPANSION

- **>300bps** of Adj. EBITDA margin expansion YoY
- FY Adj. EBITDA margin of **16%**, achieving target threshold

FREE CASH FLOW GENERATION

- 2nd consecutive year of positive free cash flow
- Delivered **$278M** of free cash flow in 2021

With our customers at the center of our focus, we harnessed growth opportunities through commercial traction of new technologies, expanding our unique and market-leading portfolio into targeted geographies, and driving synergies from cross-product line solutions. Our contract awards in 2021 demonstrate our ability to win in the marketplace and represent a pivot from the profile of a shrinking company over the past several years to one with a directed growth trajectory that continues to deliver margin expansion.
With the strong finish in 2021, we are very excited about our strategic direction as the Company is poised to perform competitively in the unfolding upcycle for the energy industry. We entered 2022 with a growth and execution mindset, focused on further improving the Company’s fulfillment strategy, achieving profitable growth in the marketplace led by the strength of our portfolio, and building upon the tremendous cost-reductions and cash generation successes of the last two years.

iv   Weatherford International plc – 2022 Proxy Statement

ENERGY TRANSITION
ESG and the Energy Transition are extremely important to Weatherford, our customers, and our shareholders. As a Company, we are making progress to reduce our carbon footprint. We have affirmed our commitment to being net-zero by 2050 and have signed on to the United Nations Global Compact (UNGC). To support our journey, we are focused on three ESG pillars:

ESG Reporting
We are enhancing our ESG, and financial disclosures, including the upcoming launch of our Company’s first Sustainability Report — which has been guided by the Global Reporting Initiative (GRI) standards and based on an internal assessment of material issues. We remain committed to being transparent in our journey to build a more sustainable Company. In addition, we have identified KPIs across ESG aspects of our business and will closely track these to ensure we make material progress.

Weatherford Decarbonization
We are committed to decarbonizing our operations and supporting our customers’ efforts to do the same. As we move forward, we will build a roadmap to ensure our approach is thoughtful, pragmatic, and achievable, including setting science-based targets and milestones, with the ability to pivot with changing industry needs. As part of this commitment, we have launched Carbon Committees to engage cross-sectional teams to develop and accelerate decarbonization strategies across the globe. In addition, our participation with leading organizations such as the UNGC ensures we uphold our responsibilities in the areas of the environment as well as human rights, labor, and anti-corruption.

Energy Transition Offerings
We are actively engaging with our customers in three targeted platforms: Geothermal Solutions, Carbon Capture, Utilization and Storage (CCUS), and Plug and Abandonment (P&A). These platforms are not new for us but have a refreshed focus and afford the ability to leverage our unique capabilities to support our customers’ evolution. We have technology capabilities to help customers produce oil and natural gas with fewer emissions and solutions in new energy ventures, such as CCUS and Geothermal projects. As the world evolves its energy mix, P&A projects on mature fields takes on significant importance and we are actively working those in multiple geographies.

Energy matters more than ever, and we are committed to building a more sustainable future with greater focus on transparency and the responsible management of ESG priorities.

Weatherford International plc – 2022 Proxy Statement   v

OUR DIRECTOR NOMINEES
Our Board is committed to ensuring the Company’s business affairs are managed in an effective and accountable manner. To achieve this, the composition of our Board is carefully considered and evaluated to bring the appropriate range of skills and experience in relevant areas including finance, exploration and production, environment, international business and leadership, and oilfield services that will enable our Board to help guide the Company’s strategic objectives and maintain high standards of corporate governance practices.
Name	Committees
BENJAMIN C. DUSTER IV	■ Compensation and Human Resources (Chair) ■ Audit ■ Nominating and Governance
NEAL P. GOLDMAN	■ Nominating and Governance (Chair) ■ Audit (Vice Chair) ■ Compensation and Human Resources
JACQUELINE C. (JACKIE) MUTSCHLER	■ Safety, Environment and Sustainability (Chair) ■ Compensation and Human Resources ■ Nominating and Governance
GIRISH K. SALIGRAM	■ Safety, Environment and Sustainability
CHARLES M. (CHUCK) SLEDGE	■ Audit (Chair) ■ Safety, Environment and Sustainability

vi   Weatherford International plc – 2022 Proxy Statement

NOTICE OF 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 2, 2022
10:00 a.m. (Central Time)
2000 St. James Place, Marcellus Room, Houston, Texas 77056
AGENDA
1.
By separate resolutions, to elect the five individuals named in this Proxy Statement as directors of Weatherford International plc (the “Company”), in each case (unless his or her office is earlier vacated in accordance with the Articles of Association of the Company (the “Articles”)), to serve for a one year term concluding at the later of (x) the next annual general meeting of the Company (the “2023 AGM”) and (y) subject to article 155 of the Articles, until his or her successor is elected and qualified.

2.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm and auditor for the financial year ending December 31, 2022 and KPMG Chartered Accountants, Dublin, as the Company’s statutory auditor under Irish law to hold office until the close of the 2023 AGM, and to authorize the Board of Directors of the Company (the “Board”), acting through the Audit Committee, to determine the auditors’ remuneration.

3.
To approve, in an advisory vote, the compensation of our named executive officers.

4.
To recommend, in an advisory vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

The foregoing items, including the votes required in respect of each, are set forth and more fully described in the accompanying Proxy Statement.
RECORD DATE
April 12, 2022
VOTING
Only registered shareholders as of the close of business on the record date will be entitled to attend, vote or grant proxies to vote at the Annual General Meeting (the “AGM”). Any such registered shareholder may appoint one or more proxies, by any of the means outlined in the Proxy Statement, to attend, speak and vote in his or her place at the AGM. A proxy holder need not be a registered shareholder. Proxies must be received in the manner prescribed and by the Voting Deadline as more fully set forth in the Proxy Statement.
DISTRIBUTION OF PROXY MATERIALS
The notice, the Proxy Statement (of which the notice forms a part), our Annual Report on Form 10-K, and our Irish Statutory Accounts are available electronically on our website at www.weatherfordannualmeeting.com. These materials were first mailed or made available on or about April 22, 2022 to each registered shareholder in our share register as of the record date. Any shareholder may also obtain a copy of these documents by contacting our U.S. Investor Relations Department at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000.

Weatherford International plc – 2022 Proxy Statement

ANNUAL REPORT AND FINANCIAL STATEMENTS
During the AGM, the Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2021 will be laid before the meeting, along with related directors’ and auditor’s reports thereon, and the Company’s management will present a review of the Company’s affairs.
April 22, 2022
By Order of the Board of Directors
Christine M. Morrison
Vice President, Deputy General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the AGM to be Held on June 2, 2022: The Proxy Statement of Weatherford International plc, our 2021 Annual Report on Form 10-K and Irish Statutory Accounts are available at: at www.proxyvote.com and also at www.weatherfordannualmeeting.com.

   Weatherford International plc – 2022 Proxy Statement

TABLE OF CONTENTS	1-4	PROXY STATEMENT
		1	Meeting and Voting Information
	5-17	AGENDA ITEM 1 – ELECTION OF DIRECTORS
		5	Nasdaq Board Diversity Matrix
		7	Director Nominee Biographies
		10	Our Board and Our Board Committees
		12	Corporate Governance Matters
		16	Director Compensation
	18-19	AGENDA ITEM 2 – RATIFY APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE AUDITORS’ REMUNERATION
		19	Audit Committee Pre-Approval Policy
		19	Audit Committee Report
	20	AGENDA ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
	21	AGENDA ITEM 4 – ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION
	22-40	COMPENSATION DISCUSSION AND ANALYSIS
		22	Executive Summary
		25	Executive Compensation Principals
		26	2021 Primary Elements of Compensation
		28	Compensation Decision Making Process
		30	2021 Compensation Decisions
		40	Committee Report
	41-51	EXECUTIVE COMPENSATION TABLES
		41	2021 Summary Compensation Table
		43	Grants of Plan-Based Awards
		45	Outstanding Equity Awards at December 31, 2021
		46	Option Exercises and Shares Vested in 2021
		47	Potential Payments upon Termination or Change of Control
	52	PAY RATIO
	53-56	OTHER INFORMATION
		53	Share Ownership
		55	Presentation of Irish Statutory Accounts
		55	Proposals by Shareholders
		56	Additional Information Available

Weatherford International plc – 2022 Proxy Statement

PROXY STATEMENT
MEETING AND VOTING INFORMATION
ANNUAL GENERAL MEETING:
June 2, 2022 at 10:00 a.m. (Central Time), 2000 St. James Place, Marcellus Room, Houston, Texas 77056.
GENERAL
In this Proxy Statement, “Weatherford,” “the Company,” “we,” “us” and “our” refer to Weatherford International plc, an Irish public limited company. Also, “AGM” refers to the 2022 Annual General Meeting, unless a different year is specified.
Our principal executive offices are located at 2000 St. James Place, Houston, Texas 77056 and our telephone number is +1(713) 836-4000.
References to “$” or “USD” in this Proxy Statement are references to United States dollars.
This Proxy Statement and proxy card are first being mailed or made available on behalf of our Board of Directors, or our “Board,” to all shareholders beginning on or about April 22, 2022.
AGENDA
Proposal	Required Approval	Board Recommendation

1.
Election of Directors. By separate resolutions, to elect each of the five individuals named in this Proxy Statement as directors of the Company, in each case(unless his or her office is earlier vacated in accordance with the Articles of Association of the Company (the “Articles”)), to serve for a one year term concluding at the later of (x) the next annual general meeting of the Company (the “2023 AGM”) and (y) subject to article 155 of the Articles, until his or her successor is elected and qualified.

	Majority of Votes Cast	FOR each nominee

2.
Ratify Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as our independent registered public accounting firm and auditor for the fiscal year ending December 31, 2022 and KPMG Chartered Accountants, Dublin as the Company’s statutory auditor under Irish law to hold office until the close of the 2023 AGM, and to authorize the Board, acting through the Audit Committee, to determine the auditors’ remuneration.

	Majority of Votes Cast	FOR
3. Approve Executive Compensation. To approve, in an advisory vote, the compensation of our named executive officers.	Majority of Votes Cast	FOR

4.
Frequency of the Vote on Executive Compensation. To approve, in an advisory vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

	Option which receives the most votes	ONE YEAR
During the AGM, the Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2021 will be laid before the meeting, along with related directors’ and auditors’ reports thereon, and the Company’s management will present a review of the Company’s affairs.
WHO CAN VOTE
All registered shareholders at the close of business on April 12, 2022 (the “Record Date”) have the right to notice of, and to vote, in person or by proxy, at the AGM. Registered shareholders are entitled, on a poll, to one vote per ordinary share on all matters submitted to a vote of shareholders at the AGM, so long as those shares are represented at the AGM in person or by proxy. A registered shareholder may appoint one or more proxies to attend, speak and vote in their place at the AGM. A proxy holder does not need to be a registered shareholder.

Weatherford International plc – 2022 Proxy Statement   1

PROXY STATEMENT
MEETING ATTENDANCE
IMPORTANT NOTICE REGARDING MEASURES TO REDUCE COVID-19 TRANSMISSION AT THE 2022 AGM OF SHAREHOLDERS
In light of the continuing COVID-19 pandemic, the Company would like to emphasize that we consider the health of our shareholders, employees and other attendees at our AGM a top priority. We are monitoring guidance issued by the U.S. and local governments, the U.S. Center for Disease Control and Prevention (the “CDC”) and the World Health Organization (the “WHO”), and we have implemented, and will continue to implement, the measures advised by the CDC and the WHO to minimize the spread of COVID-19 at our AGM.
In accordance with Irish law, we are required to have a principal meeting place, which is a physical location where shareholders may attend the AGM in person and vote in person. While we recognize that COVID-19 is still prevalent, it is becoming increasingly evident that it will be a part of our societal norms for the foreseeable future. Previous COVID-19 restrictions are being lifted in countries around the world. As we start to return to the pre-pandemic normal, we are pleased to announce that our AGM will only be held in person. If you wish to attend the AGM in person, you will need to bring proof of identification along with proof of your share ownership. If your shares are held beneficially in the name of a bank, broker or other nominee, you may bring a bank or brokerage account statement as your proof of ownership of shares as of the record date.
While we are returning to an in-person only AGM and relaxing some of the previous COVID-19 restrictions, the AGM will be held in accordance with local governmental emergency orders, CDC and WHO guidance, therefore:
•
social distancing will be required;

•
persons attending the meeting may be subject to screening procedures prior to being admitted to the AGM — in which case, please allow extra time in advance of the meeting to complete these procedures; and

•
once the AGM has begun, no one will be admitted into the AGM.

In satisfaction of the requirements of Irish law, registered shareholders who wish to participate (attend and vote) in the AGM without leaving Ireland, if any, may (subject to COVID-19 public health measures published by the Government of Ireland) do so by attending in person at the offices of Matheson, located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the meeting date and time described herein, where, subject to such public health measures, technological means will be made available to participate in the meeting.
HOW TO VOTE
To ensure your representation at the AGM, we request that you grant your proxy to vote on each of the proposals in this Proxy Statement and any other matters that may properly come before the meeting to the persons named in the proxy card, by voting in one of the ways described on page i no later than the Voting Deadline (defined below) whether or not you plan to attend.
Voting Deadline: 11:59 p.m. (Eastern Time) on June 1, 2022.
Most of our individual beneficial owners hold their shares through a brokerage account and therefore are not listed on our share register.
Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee. Shareholders who hold their shares in this manner and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares. This may be very difficult for an individual shareholder to do, so individual shareholders holding in street name are strongly encouraged to submit their proxy to their broker, who in turn will vote in accordance with the instructions provided to them. See “Quorum and Voting” as to the effect of broker non-votes.
QUORUM AND VOTING
A quorum at our AGM will be one or more registered shareholders, present in person or by proxy, having the right to attend and vote at the AGM and together holding shares representing more than 50% of the votes that may be cast by all registered shareholders at the meeting. As of the record date, there were approximately 70,493,949 ordinary shares issued and entitled to vote. For purposes of determining a quorum, abstentions and “broker non-votes” proffered in person or by proxy are counted as shares represented. A “broker non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial

2   Weatherford International plc – 2022 Proxy Statement

PROXY STATEMENT
owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.
If you are a beneficial shareholder and your broker or other nominee holds your shares in “street name”, the broker generally has discretion to vote your shares with respect to “routine” proposals. The “routine” proposal in this Proxy Statement is Agenda Item 2. All other proposals (i.e., Agenda Items 1, 3 and 4) are “non-routine” and your broker may not vote your shares. Accordingly, if you hold your shares in “street name,” your broker will not be able to vote your shares on these matters unless your broker receives voting instructions from you.
Approval of proposals 1, 2 and 3 will be decided by an “ordinary resolution” (which, in order to pass, requires a simple majority of the votes cast in person or by proxy, to be cast “For” the relevant proposal). For proposal 4, the option receiving the most votes will be considered the advisory recommendation of the shareholders. Generally, abstentions and broker “non-votes” will not affect the voting results for any proposal under Irish law or Nasdaq rules.
The election of each director nominee will be considered and voted upon as a separate proposal. There is no cumulative voting in the election of directors. Pursuant to our Articles, any nominee for election to the Board who is then serving as a director and who receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. The Board shall then consider the resignation offer and decide whether to accept or reject the resignation, or whether other action should be taken; provided, however, that any director whose resignation is under consideration shall not participate in the consideration whether to accept, reject or take other action with respect to his or her resignation. The Board has the ability to fill a vacancy upon the recommendation of its Nominating and Governance Committee, subject to re-election by the Company’s shareholders at the next annual general meeting of the Company.
The chart below summarizes the voting requirements and effects of broker non-votes and abstentions on the outcome of the vote for the proposals at the AGM.
Proposal	Required Approval	Broker Discretionary Voting Allowed	Broker Non-Votes	Abstentions
1. Election of Directors	Majority of Votes Cast	No	No effect	No effect
2. Ratify Appointment of Independent Auditors	Majority of Votes Cast	Yes	N/A	No effect
3. Approve Executive Compensation	Majority of Votes Cast	No	No effect	No effect
4. Recommend Frequency of Vote on Executive Compensation	Option Receiving the Most Votes Cast	No	No effect	No effect
PROXIES
A copy of either:
(i)
a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the AGM how to vote and how to electronically access a copy of this Proxy Statement, our Annual Report on Form 10-K and our Irish Statutory Accounts for the year ended December 31, 2021 (the “Proxy Materials”), or

(ii)
the Proxy Materials and proxy card

is being sent to each shareholder registered in our share register as of the Record Date. Shareholders not registered in our share register as of the Record Date, will not be entitled to attend, vote or grant proxies to vote at the AGM. Your vote and proxy are being solicited by our Board in favor of Girishchandra K. Saligram, Scott C. Weatherholt and Christine M. Morrison (the “Proxy Holders”), for use at the AGM.
We request that you grant your proxy to vote on each of the proposals in the notice and any other matters that may properly come before the AGM to the Proxy Holders by completing, signing, dating and returning the proxy card in accordance with the instructions thereon, for receipt by us no later than the Voting Deadline, whether or not you plan to attend.
If you are a registered holder and you properly complete and submit your proxy card in a timely manner you will be legally designating the individual or individuals named by you in the proxy card or if you do not name your proxy or proxies, the Proxy Holders, to vote your shares in accordance with your instructions indicated on the card. If you are a registered shareholder and properly complete and submit your proxy card in a timely manner without naming your proxy or proxies and you do not indicate how your shares are to be voted, then the Proxy Holders will vote as the Board recommends on each proposal

Weatherford International plc – 2022 Proxy Statement   3

PROXY STATEMENT
and if other matters properly come before the AGM the Proxy Holders will have your authority to vote your shares in their discretion on such matters.
If you are not a registered holder, but you hold your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to grant your proxy and vote your shares.
We may accept a proxy by any form of communication permitted by Irish law and as the Board may approve in accordance with our Articles.
REVOKING YOUR PROXY
If you are a registered shareholder, you may revoke your proxy by:
•
writing to the Corporate Secretary at 2000 St. James Place, Houston, Texas 77056 or at the Company’s registered office, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, such that the revocation is received at least one hour prior to the commencement of the AGM;

•
submitting a later-dated proxy via mail, to the address specified in the Proxy Materials, for receipt by us no later than the Voting Deadline;

•
voting at a later time, but prior to the voting deadline, by telephone or the internet; or

•
attending the AGM in person (either in Houston or in Ireland, as described above) and casting your vote during the AGM.

If you are not a registered holder, but you hold your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to revoke a previously granted proxy, since attending the AGM alone will not revoke any proxy.
MULTIPLE PROXY CARDS
If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.
COST OF PROXY SOLICITATION
We have not retained a proxy solicitor to assist soliciting proxies from shareholders this year. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, electronically, by telephone or by mail. Proxy Materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by the Company.
ADJOURNMENT
The Chairperson may, with the consent of the meeting, adjourn all, or part, of the business to be considered at the AGM (including adjourning some or all of the Agenda Items) to another date or until the meeting is reconvened.
QUESTIONS
You may call our U.S. Investor Relations Department at +1 (713) 836-4000, or email us at investor.relations@weatherford.com if you have any questions or need directions to be able to attend the meeting and vote in person.
PLEASE VOTE.
YOUR VOTE IS IMPORTANT.

4   Weatherford International plc – 2022 Proxy Statement

AGENDA ITEM 1 – ELECTION OF DIRECTORS
The Board of Directors recommends that you vote “FOR” each nominee for director.
Upon the recommendation of the Nominating and Governance Committee, the Company’s Board of Directors has nominated the following five nominees to be elected at the AGM: Charles M. Sledge, Benjamin C. Duster, IV, Neal P. Goldman, Jacqueline C. Mutschler and Girishchandra K. Saligram.
All of the non-employee nominees for director, i.e., all of the nominees other than Mr. Saligram, are independent under the listing standards and rules of Nasdaq.
Each director is an existing director who, in accordance with the Articles, shall retire from their position as a director at the AGM and is eligible for re-election.
Each director elected will serve (unless his or her office is earlier vacated in accordance with the Articles), to serve for a one year term concluding at the later of (x) the 2023 AGM and (y) subject to article 155 of the Articles, until his or her successor is elected and qualified. All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director.
The vote will be held by a separate resolution for each director nominee. A director nominee will be re-elected if approved by an ordinary resolution (i.e., a simple majority of the votes cast being cast “For” the re-election of the nominee). If you properly submit a proxy card but do not indicate how you wish to vote, the Proxy Holders will vote for all of the listed nominees for director.
DIRECTORS’ DIVERSITY OF SKILLS AND EXPERTISE
Our Board’s composition is carefully considered by the Nominating and Governance Committee to ensure diversity in the broadest sense — independence, diversity of viewpoints, backgrounds and experience — to bring together multiple, complementary perspectives. The Board membership qualifications and nomination process can be found in our Corporate Governance Principles at www.weatherford.com by clicking on the “Investor Relations” section then “Company Information” then “Corporate Governance,” then “Corporate Documents,” then selecting “Corporate Governance Principles.”
Our director nominees bring a range of skills and experience in relevant areas, including finance, exploration and production, environment, international business, M&A, technology, and leadership, as well as oilfield services. This impactful cross-section of capabilities enables our Board to help guide the Company’s strategic objectives and leading corporate governance practices. Further, while each member of our Board has held significant leadership positions in their respective professional fields, of equal importance is each Director’s ethics and integrity. Each of our Directors embodies the highest degree of personal and professional standards arming them with the qualified insights to deliver sustainable shareholder value.
NASDAQ BOARD DIVERSITY MATRIX
On August 6, 2021, the Securities and Exchange Commission (the “SEC”) approved Nasdaq’s board diversity rule that requires companies listed on a Nasdaq exchange to publicly disclose annually the self-identified gender and racial characteristics and LGBTQ+ status of the company’s directors using a standardized template. Nasdaq’s board diversity rules are intended to promote greater diversity among members of the boards of Nasdaq listed companies and also provide stakeholders with consistent board diversity disclosure. Nasdaq rules require companies to disclose their board diversity, but do not mandate or set hard targets for board diversity. Nasdaq has established a minimum board diversity standard of at least two “diverse” directors with at least one self-identifying as “female” and at least one self-identifying as either an “underrepresented minority” or “LGBTQ+.” If a company has five or fewer directors, Nasdaq standard only requires that one director be “diverse.” If a company does not satisfy the applicable standard, it must provide an explanation for not doing so.

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AGENDA ITEM 1
Our Board believes that diversity amongst the members of the Board is important to improved company performance and corporate governance. While the Nasdaq rule does not require this disclosure until our proxy statement for the 2024 AGM (because of the size of our Board), we have chosen to begin voluntarily reporting our Board diversity statics in compliance with the new Nasdaq board diversity rule immediately. As of April 22, 2022, our Board has three “diverse” directors as defined in the Nasdaq board diversity rule, with one director self-identifying as “female” and two directors self-identifying as “underrepresented minorities.”
Weatherford International plc Board Diversity Matrix (as of April 22, 2022)
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

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AGENDA ITEM 1
DIRECTOR NOMINEE BIOGRAPHIES
As set forth in our corporate governance principles, when evaluating our directors in consideration of re-election, “directors will be evaluated based on their history of attendance at Board and committee meetings as well as contributions and effectiveness at such meetings. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.”
AGE: 61 DIRECTOR SINCE: June 2020 COMMITTEES: Audit Compensation and Human Resources (Chair) Nominating and Governance OTHER PUBLIC COMPANY BOARDS: Chesapeake Energy Corporation	BENJAMIN C. DUSTER, IV

Background
Benjamin C. Duster, IV is the Founder and CEO of Cormorant IV Corporation, LLC, a consulting firm specializing in operational turnarounds and organizational transformations (founded in 2014). He is a 30-year veteran of Wall Street with extensive experience in M&A and Strategic Advisory Services in both developed and emerging markets. Mr. Duster currently serves on the board of directors and chairs the audit committee at Chesapeake Energy Corporation.
Education
Yale University, BA in Economics (Applied Math minor) with Honors
Harvard Law School, Juris Doctorate
Harvard Business School, MBA

AGE: 52
DIRECTOR SINCE: Dec. 2019
COMMITTEES:
Audit (Vice Chair)
Compensation and Human Resources
Nominating and Governance (Chair)
OTHER PUBLIC
COMPANY BOARDS:
Talos Energy Inc.
Diamond Offshore Drilling, Inc.
Redbox Entertainment Inc.
NEAL P. GOLDMAN

Background
Mr. Goldman has over 25 years of experience in investing and working with companies to maximize shareholder value. Since 2015, he has been the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, restructuring, strategic planning and transformations for companies in multiple industries including energy, technology, media, retail, gaming and industrials. Prior to 2013, he was a Managing Director at Och-Ziff Capital Management, LP and a Founding Partner of Brigade Capital Management, LLC, which he helped to build to over $12 billion in assets under management. Mr. Goldman currently serves as Chairman of the Board of Talos Energy Inc. and Diamond Offshore Drilling, Inc., and was recently appointed to the board of Redbox Entertainment Inc.
Education
University of Michigan, BA
University of Illinois, MBA

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AGENDA ITEM 1

AGE: 60
DIRECTOR SINCE: Dec. 2019
COMMITTEES:
Compensation and Human Resources
Nominating and Governance
Safety, Environment and Sustainability (Chair)
OTHER PUBLIC
COMPANY BOARDS:
Antero Resources Corporation
JACQUELINE C. MUTSCHLER

Background
Mrs. Mutschler has over 30 years of business and technology experience in the energy industry. She held a range of strategic, operational and technology roles at BP plc that spanned its international businesses. Her most recent appointment at BP was the Head of Upstream Technology. Since her retirement from BP in 2014, she has provided independent consulting for the energy and technology industries. Mrs. Mutschler is currently a director at Antero Resources Corporation.
Education
Wright State University, B.S., Geology/Geophysics
Stanford University, Executive Education Program
Massachusetts Institute of Technology, Executive Education Program

AGE: 50 DIRECTOR SINCE: Oct. 2020 COMMITTEES: Safety, Environment and Sustainability OTHER PUBLIC COMPANY BOARDS: None	GIRISHCHANDRA K. SALIGRAM

Background
Mr. Saligram joined Weatherford as our President and CEO in October 2020. Before joining Weatherford, Mr. Saligram served Exterran Corporation, a global systems and process company offering solutions in the oil, gas, water and power markets, as Chief Operating Officer and previously as President, Global Services after joining the company in 2016. Prior to Exterran Corporation, Mr. Saligram spent 20 years with GE in positions of increasing responsibility as a functional and business leader in industry sectors across the globe, including his last position as General Manager, Downstream Products & Services for GE Oil & Gas. Prior to that, Mr. Saligram led the GE Oil & Gas Contractual Services business based in Florence, Italy. Before his eight years in the oil and gas sector, Mr. Saligram spent 12 years with GE Healthcare in engineering, services, operations, and other commercial roles.
Education
Bangalore University, B.E, Computer Science & Engineering
Virginia Polytechnic Institute and State University, M.S., Computer Science
Northwestern University, Kellogg Graduate School of Management, M.B.A.

8   Weatherford International plc – 2022 Proxy Statement

AGENDA ITEM 1

AGE: 56
DIRECTOR SINCE: Dec. 2019
COMMITTEES:
Chairperson of the Board
Audit (Chair)
Safety, Environment and Sustainability
OTHER PUBLIC
COMPANY BOARDS:
Noble Holding Corporation plc
Talos Energy Inc.
CHARLES M. SLEDGE

Background
Mr. Sledge previously served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, he served as the Corporate Controller of Cameron International Corporation from 2001 until 2008. He currently serves on the boards of directors of Talos Energy Inc. and Noble Holding Corporation plc.
Education
Louisiana State University, B.S. in Accounting
Harvard Business School, Advanced Management Program

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AGENDA ITEM 1
OUR BOARD AND OUR BOARD COMMITTEES
The Board directs and oversees the management of the business and affairs of the Company and serves as the ultimate decision-making body of the Company, except for those matters reserved to our shareholders. The Board oversees the Weatherford management team, to whom it has delegated responsibility for the Company’s day-to-day operations. While the Board’s oversight role is very broad and may concentrate on different areas from time to time, its primary areas of focus are strategy, oversight, governance and compliance, as well as assessing management and making changes as circumstances warrant. In many of these areas, significant responsibilities are delegated to the Board’s Committees, which in turn are responsible for reporting to the Board on their activities and actions. Our Board has established the following committees: Audit; Compensation and Human Resources; Nominating and Governance; and Safety, Environment and Sustainability, all of which are further described below. The members of each Committee listed below are as of the date of this proxy.
AUDIT COMMITTEE	COMPENSATION AND HUMAN RESOURCES COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	SAFETY, ENVIRONMENT AND SUSTAINABILITY COMMITTEE
Members: Mr. Duster, Mr. Goldman (Vice Chair), Mr. Sledge (Chair)	Members: Mr. Duster (Chair), Mr. Goldman, Mrs. Mutschler	Members: Mr. Duster, Mr. Goldman (Chair), Mrs. Mutschler	Members: Mrs. Mutschler (Chair), Mr. Saligram, Mr. Sledge

Primary Responsibilities:
•
Overseeing the integrity of our financial reporting process and systems of internal accounting and financial controls;

•
Reviewing our financial statements;

•
Overseeing our compliance with legal and regulatory requirements;

•
Authorizing and being responsible for the appointment, compensation, retention, and oversight of our independent auditor;

•
Overseeing our independent auditor’s qualifications and independence; and

•
Overseeing the performance of our internal assurance function, including internal audits and investigations, and our independent auditor.

Primary Responsibilities:
•
Monitoring and reviewing the Company’s overall compensation and benefits program design to ensure the program discourages excessive risk taking;

•
Assessing the compensation program’s continued competitiveness and consistency with compensation philosophy, corporate strategy and objectives;

•
Reviewing and approving corporate goals and objectives;

•
Reviewing, with the CEO, and approving each component of compensation of our executive officers;

•
Selecting appropriate compensation peer groups;

•
Making decisions regarding severance, executive compensation plans, incentive compensation plans and equity-based plans and administering such plans; and

•
Reviewing and making recommendations to the Board with respect to the compensation of our independent, non-employee directors.

Primary Responsibilities:
•
Identifying individuals qualified to serve as Board members;

•
Recommending director nominees for each AGM, to fill any vacancies, and recommending directors for each committee;

•
Reviewing and recommending changes to the Company’s Corporate Governance Principles for Board approval;

•
Overseeing the Board in its annual review of the Board’s and management’s performance;

•
Reviewing and recommending responses to shareholder proposals (other than those related to compensation) to the Board;

•
Reviewing and providing guidance to management and the Board regarding shareholder engagement; and

•
Succession planning for the Company’s CEO and reviewing CEO’s succession planning for other executive officers.

Primary Responsibilities:
•
Reviewing the Company’s policies relating to quality, health, safety, security, environmental (“QHSSE”) stewardship, and corporate responsibility, including sustainability, socially responsible engagement, security, ethics and quality assurance and overseeing adherence and enforcement of these policies and related programs;

•
Overseeing the Company’s initiatives to promote safety awareness among all employees;

•
Reviewing strategy and resources of the Company’s QHSSE organization and approving the annual QHSSE plan, including related processes;

•
Reviewing periodic updates on significant health, safety, security, environmental sustainable-development and social and public policy issues;

•
Reviewing findings related to any significant QHSSE incident and making periodic facility visits;

•
Ensuring annual preparation and review of a sustainability report; and

•
Assisting the Board with oversight of the Company’s risk-management and security processes in relation to QHSSE.

Meetings in 2021: 10	Meetings in 2021: 10	Meetings in 2021: 6	Meetings in 2021: 4

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AGENDA ITEM 1
Board Meetings: During 2021, the Board met 14 times; all of the directors of the Company participated in at least 75% of all of the Board and its respective Committee meetings conducted during their respective tenures. It is our policy that directors are expected to attend each AGM.
ADDITIONAL BOARD INFORMATION
Committee Charters: The charter for each Committee of our Board is available on our website at www.weatherford.com, by clicking on“Investor Relations,” then “Company Information,” then “Corporate Governance,” then “Corporate Documents,” then the name of the applicable committee charter.
Independence: Each Committee of our Board other than the Safety, Environment and Sustainability Committee, is composed entirely of independent directors.
Committee Member Qualifications: The Board has determined that each member of the Audit Committee is “financially literate” pursuant to the listing standards of Nasdaq and that Messrs. Sledge and Goldman are each an “audit committee financial expert,” as defined by applicable SEC rules, due to each of their individual extensive financial experience.

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AGENDA ITEM 1
CORPORATE GOVERNANCE MATTERS
Our Board believes sound corporate governance processes and practices, as well as high ethical standards, are critical to appropriately handling challenges and to achieving business success. We embrace leading governance practices and also conduct ongoing reviews of our governance structure and processes to reflect shareholder input and changing circumstances. Below are highlights of our corporate governance practices and principles.
HIGHLIGHTS
Director Independence	✓	4 out of 5 of our directors are independent.
Director Diversity	✓	3 out of 5 of our directors are “diverse” under the new Nasdaq diversity definitions.
Chairperson of the Board	✓
We have an independent Chairperson of the Board who, among other items:
•
reviews Board meeting schedules and agendas to assure there is an adequate number of scheduled meetings and that sufficient time for discussion of all agenda items and all topics deemed important by the independent directors are included;

•
presides at all meetings of the Board, including executive sessions, and can call for executive sessions of the Board’s independent directors, if and when deemed appropriate;

•
leads the Board’s annual evaluation of the CEO;

•
monitors and collaborates with management regarding corporate governance matters; and

•
is available for communication with shareholders, in coordination with management, when appropriate.

Committee Structure	✓	Our Committees, other than the Safety, Environment and Sustainability Committee, are composed entirely of independent directors.
	✓	On an annual basis, the Nominating and Governance Committee evaluates and recommends Committee chairs to the Board and assesses the appropriateness of any chair or Committee rotations.
Executive Sessions	✓	Independent directors meet regularly in executive session, including at all regularly scheduled meetings.
Annual Voting	✓	Each member of our Board is elected annually with a majority voting standard for uncontested elections.
Annual Board and Committee Self Evaluation	✓	The Board and each Committee conduct annual self-evaluations.
Share Ownership Guidelines	✓	Subject to a five-year transition period, our directors are required to own at least five times their annual cash retainers; our CEO is required to own at least six times his annual base salary; and our other named executive officers (“NEOs”) are required to own three times their annual base salaries.
Risk Oversight	✓	Our entire Board is responsible for risk management of the Company, and our Committees have particular oversight of certain key risks, including those that are identified in the Company’s enterprise risk management program.
Succession Planning	✓	CEO succession planning is reviewed and discussed at least annually; additionally, the CEO reports to the Board on at least an annual basis concerning management development and succession planning for all other key positions.
Code of Business Conduct	✓	We have a robust and comprehensive Code of Business Conduct that applies to all employees and each director.
No Hedging of Company Securities	✓	We prohibit our directors and executives from engaging in hedging or derivative transactions involving our securities.
No Pledging of Company Securities	✓	We prohibit our directors and executives from pledging our securities. No director nominees or executives currently pledge any of our securities.
Additional information regarding Corporate Governance at Weatherford can be found on our website at www.weatherford.com in the “Investor Relations” section.

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AGENDA ITEM 1
RISK MANAGEMENT OVERSIGHT
Senior management is responsible for assessing and managing Company Risk. This is done, in part, through the Company’s Enterprise Risk Management (ERM) program designed to identify and evaluate material risks, the potential impact of these risks on the enterprise, as well as steps to control and mitigate those risks. It is the responsibility of the Board to understand and oversee the Company’s risk management program. In order to maintain effective oversight, the Board has delegated to its standing Committees oversight of risks within their areas of responsibility and expertise as further described below.
Due to recent changes impacting the Company, including changes to senior management and the continued impact of COVID-19 on personnel, logistics and operations, in 2021 the Company conducted a full enterprise risk assessment to re-evaluate critical risks and its ability to mitigate those risks. The results of this risk assessment were presented to the Audit Committee in late 2021.
As part of its oversight function, the Audit Committee discusses and implements guidelines and policies concerning financial and compliance risk assessment and management, including the process by which major financial and compliance risk exposure is monitored and mitigated. The Audit Committee works with members of management to assess and monitor risks facing the Company’s business and operations, as well as the effectiveness of the Company’s guidelines and policies for managing and assessing financial and compliance risk. The Audit Committee meets and discusses, as appropriate, issues regarding the Company’s risk management policies and procedures directly with those individuals responsible for day-to-day risk management in the Company’s assurance and compliance departments. The Audit Committee has also established policies and procedures for the pre-approval of certain services provided by the independent registered public accounting firm as described in “Audit Committee Pre-Approval Policy” in this Proxy Statement. In addition, the Audit Committee has established procedures for the receipt, retention, and treatment, on a confidential basis, of complaints received by the Company regarding its accounting, internal controls, Code of Business Conduct and other matters.
The Nominating and Governance Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices, including our Corporate Governance Principles. The Nominating and Governance Committee also oversees and reviews, on an annual basis, an evaluation of the Board, each of our Board Committees, and compliance with our Minimum Share Ownership Guidelines. The results of those evaluations are also considered as part of the Nominating and Governance Committee’s recommendations for Committee service and rotation, as appropriate.
The Compensation and Human Resources Committee considers risks related to the attraction and retention of talent. Additionally, the Compensation and Human Resources Committee reviews our compensation plans and practices to ensure they do not encourage excessive risk taking and, instead, encourage behaviors that support sustainable value creation. See “Risk Analysis of our Compensation Programs” in the Compensation Discussion and Analysis section of this Proxy Statement.
Our Safety, Environment and Sustainability Committee oversees the Company’s policies and practices to promote good stewardship, to encourage safety awareness, to monitor safety performance and to provide suggestions to management for the resolution of quality, health, safety and environmental concerns, all with a view towards reducing risks in those areas.
SUCCESSION PLANNING AND LEADERSHIP DEVELOPMENT
In addition to oversight of risk management, one of the priorities of our Board is to ensure that the Company has a long-term and evolving program for effective leadership development and succession. Our Board is committed to talent management and ensuring strong and effective leadership in the Company’s global management structure. Although we have recently rebuilt the executive leadership team, generally, throughout the year, the Board is presented with high-potential leadership candidates and is regularly updated on key talent metrics, including diversity, recruiting, retention, and development programs. The CEO reports to the Board on an annual (or more frequent, as needed) basis concerning management development and succession planning for other key positions. In addition, the Nominating and Governance Committee conducts annual CEO succession planning in executive session.
DIRECTOR INDEPENDENCE
The Board has affirmatively determined that each non-employee director is independent under the rules of Nasdaq and the SEC. As contemplated by Nasdaq rules, the Board has adopted categorical standards to assist it in making independence

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AGENDA ITEM 1
determinations. These standards are available on our website at www.weatherford.com, by clicking on “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then “Corporate Governance Principles.” However, in making independence determinations, the Board considers and reviews all relationships with each director, whether or not they fall within the categorical standards. None of the independent directors had relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards.
RELATED PERSON TRANSACTIONS
The Board’s policies regarding related person transactions are part of the Company’s comprehensive governance program. The rules governing transactions between us or any of our affiliates and our directors, executive officers and other employees is set forth in writing in our Corporate Governance Principles and our Code of Business Conduct. These documents are available on our website at www.weatherford.com, by clicking on “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then selecting “Corporate Governance Principles” or “Code of Business Conduct,” as applicable. The Board believes these documents promote the effective functioning of the Board, its Committees and management. Accordingly, they are reviewed on an annual basis and revised, as appropriate.
If an actual or potential conflict of interest arises for any director, the director is required to notify the Board and is not allowed to participate in any discussions or vote on any transaction associated with the actual or potential conflict of interest. The Board approves any transactions with our CEO and our CEO approves any transactions with any other executive officer and reports any material related person transaction so approved to the Board at their next regularly scheduled meeting.
In 2021, there was one related party transaction that was reviewed and approved by the Audit Committee. On September 20, 2021, the Company, its subsidiary Weatherford International Ltd. (the “Issuer”) and certain other subsidiaries of the Company (the “Guarantors”) entered into a backstop agreement (the “Backstop Agreement”) with funds managed by Franklin Advisers, Inc. (the “Commitment Parties”) relating to the private offering by the Issuer (the “Offering”) of $500.0 million in aggregate principal amount of 6.5% senior secured first lien notes due 2028 (the “Secured Notes”). At the time, Franklin Advisers, Inc. and the Commitment Parties owned approximately 21% of the issued and outstanding ordinary shares of the Company. Subject to certain terms and conditions, the Commitment Parties agreed to purchase Secured Notes that would have remained unsold following the Offering. Because the Offering was fully subscribed, the Commitment Parties did not purchase any Secured Notes under the Backstop Agreement. In connection with the Backstop Agreement, the Issuer paid certain fees totaling approximately $3.125 million plus other reimbursable expenses to the Commitment Parties.
INDEPENDENT CHAIRPERSON AND EXECUTIVE SESSIONS
The Board will periodically appoint a Chairperson of the Board (the “Chairperson”). Both independent and management directors, including the CEO, are eligible for appointment as the Chairperson. If the Chairperson is not an independent director, the Board considers it to be useful and appropriate to designate an independent director to serve in a lead capacity (the “Lead Independent Director”) to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. Currently, the Board has appointed Mr. Sledge, an independent director, to serve as Chairperson of the Board. Our President and CEO, Mr. Saligram, serves as a director.
Mr. Sledge, as Chairperson, oversees executive sessions, which provide the Board with the ability to independently evaluate management and openly discuss strategic and other business issues involving the Company, ensuring that the Company is upholding high standards of corporate governance. Executive sessions are held after all regularly scheduled Board and, if appropriate, Committee meetings, and at such additional times as may be needed. In 2021, executive sessions of the independent directors were held at each of the four regularly scheduled Board meetings.
For information on how to communicate with our Chairperson and other directors, please see “Communication with Directors.”
DIRECTOR NOMINATIONS
In obtaining the names of possible director nominees, the Nominating and Governance Committee conducts its own inquiries and considers suggestions from other directors, management, shareholders and professional director search firms. The Committee’s process for evaluating nominees identified in unsolicited recommendations from shareholders is the same as its process for unsolicited recommendations from other sources.

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AGENDA ITEM 1
The Nominating and Governance Committee will consider nominees recommended by shareholders who submit their recommendations in writing to Chair, Nominating and Governance Committee, care of the Corporate Secretary, Weatherford International plc, 2000 St. James Place, Houston, Texas 77056. Recommendations received by the dates set forth below will be considered for inclusion in the slate of director nominees to be presented at the AGM in the following year. Unsolicited recommendations must contain the name, address and telephone number of the potential nominee, a statement regarding the potential nominee’s background, experience, expertise and qualifications, a signed statement confirming his or her willingness and ability to serve as a director and abide by our corporate governance policies, his or her availability for a personal interview with the Nominating and Governance Committee and evidence that the person making the recommendation is a shareholder of Weatherford.
The Nominating and Governance Committee believes that nominees should possess the highest personal and professional ethics, reputation, integrity and values and be committed to representing the long-term interests of our shareholders. Directors should have a record of accomplishment in their chosen professional field and demonstrate sound business judgment. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, including attendance at and participation in Board and Committee meetings (which generally are held in Houston, Texas or remotely), and should be committed to serve on the Board for an extended period of time. The Nominating and Governance Committee will consider independence, diversity of viewpoints, backgrounds and experience in determining whether a candidate will be an appropriate fit with, and an asset to, the Board of Directors. When considering existing directors, the Nominating and Governance Committee evaluates their history of attendance at Board and Committee meetings as well as contributions and effectiveness at such meetings.
Shareholders who wish to have a nominee considered by our shareholders at the AGM, must comply with the deadlines and procedures set forth in our Articles. Please see “Proposals by Shareholders” in this Proxy Statement on page 55 for more information.
COMMUNICATION WITH DIRECTORS
Any shareholder or other interested party that desires to communicate with the Board or any of its specific members, including the Chairperson or the directors as a group, should send their communication to the Corporate Secretary, Weatherford International plc, 2000 St. James Place, Houston, Texas 77056. All such communications will be forwarded, as appropriate, to the members of the Board.
We welcome input from our institutional and individual shareholders, regardless of the number of shares owned. Shareholders may also direct their comments to our U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or Telephone +1 (713) 836-4000.

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AGENDA ITEM 1
DIRECTOR COMPENSATION
Historically, we have used a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting independent director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company, including the number and location of meetings, as well as the level of knowledge and experience that we require of and expect from each member of our Board. Our Compensation and Human Resources Committee is responsible for reviewing and structuring our compensation policy regarding fees and compensation paid and granted to our independent directors.
Upon our emergence from bankruptcy in December 2019, the newly appointed Compensation and Human Resources Committee retained Lyons, Benenson & Company Inc. (“LB&Co.”) as its independent compensation consultant to advise on executive and independent, non-employee director compensation matters. Following an analysis and comprehensive review of our non-employee director compensation program by LB&Co., on the recommendation of the Compensation and Human Resources Committee, the Board approved the following compensation structure for our directors:
Type of Fee	Amount
Regular Director Board service annual cash retainer	$100,000
Regular Director Board service annual equity retainer	$200,000
Non Executive Chair annual cash retainer	$145,000
Non Executive Chair annual equity retainer	$292,000
Audit Committee Chair annual cash retainer	$20,000
Audit Committee Member annual cash retainer	$10,000
Compensation and Human Resources Committee Chair annual cash retainer	$15,000
Compensation and Human Resources Committee Member annual cash retainer	$7,500
Nominating and Governance Committee Chair annual cash retainer	$10,000
Nominating and Governance Committee Member annual cash retainer	$5,000
Safety, Environment and Sustainability Committee Chair annual cash retainer	$15,000
Safety, Environment and Sustainability Committee Member annual cash retainer	$7,500
The above covers up to 10 meetings per year for the Board or any of its Committees, respectively. An additional fee of $1,500 per meeting is paid to each director for meetings exceeding that threshold. Cash retainers are paid quarterly, in advance. In 2021, the equity component of compensation was structured as grants of RSUs vesting on the first anniversary of the grant date with accelerated vesting in the event of death, disability and change in control.
NON-EMPLOYEE DIRECTORS COMPENSATION DEFERRAL PLAN
The Weatherford International plc Nonqualified Deferred Compensation Plan (the “DCP”), adopted by the Board on November 1, 2021, is a non-qualified deferred compensation plan that allows non-employee directors to defer receipt of all or a portion of shares issued in respect of equity-based compensation to a future date. Each year a participant may elect to defer receipt of such compensation awarded that year for a minimum of three years and a maximum of five years. None of our non-employee directors elected to defer any equity -based compensation under the DCP in 2021.
Participants will be fully vested at all times in their deferred equity-based compensation and any dividend equivalents made with respect thereto. The deferred compensation will be paid either (a) in a number of shares equal to the number of deferred restricted share units (“RSUs”), or (b) in (i) an amount in cash equal to the fair market value of the deferred RSUs multiplied by the then-effective highest marginal federal income tax rate, and (ii) a number of shares equal to any remaining RSUs subject to the applicable deferral election. Such payment will occur on the earliest of the distribution date specified in the participant’s deferral election, the participant’s separation from service, death or disability, or a change in control. In addition, payments may be accelerated upon occurrence of certain acceleration events specified in the DCP, or in the event of an unforeseen emergency upon the participant’s request and with the approval of the Compensation Committee of the Board. All amounts shall be paid from the general assets of the Company and no separate fund shall be established to secure payment. The Company may, but need not, establish a rabbi trust to assist it in funding any DCP obligations.

16   Weatherford International plc – 2022 Proxy Statement

AGENDA ITEM 1
2021 DIRECTOR COMPENSATION
The following table sets forth the compensation paid to each of our independent directors for the year ended December 31, 2021. Information about Mr. Girishchandra K. Saligram, whose serves as a non-independent director and as our President and CEO, is listed in the 2021 Summary Compensation Table in this Proxy Statement.
Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)	Total ($)
Benjamin C. Duster, IV	136,000	642,329	—	778,329
Neal P. Goldman	133,500	642,329	—	775,829
Jacqueline C. Mutschler	133,500	642,329	—	775,829
Charles M. Sledge	178,500	937,793	—	1,116,293

(1)
Each non-executive director other than Mr. Sledge was awarded 47,506 RSUs on January 4, 2021 at a grant date fair value of $272,685, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) — Compensation — Stock-Based Compensation (Topic 718)(“FASB ASC Topic 718”). Mr. Sledge, as the non-executive Chairperson of the Board, was awarded 69,359 RSUs on January 4, 2021 at a grant date fair value of $398,121. Also includes an incremental value representing additional compensation expense related to the decision of the Committee administering the Company’s Second Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”) on December 1, 2021 to settle the 2021 annual equity retainer of RSUs to non-executive directors partially in shares and partially in cash to allow directors to satisfy the associated tax liability. This incremental value was $369,644 for Messrs. Duster, Goldman and Mrs. Mutschler and $539,672 for Mr. Sledge. As of December 31, 2021, the aggregate number of RSUs awarded to each non-employee director, and the detail of the settlement partially in shares and partially in cash on January 4, 2022 is set forth below.

				At Settlement on January 4, 2022
Name	Aggregate Number of RSUs Awarded and Outstanding at December 31, 2021 (#)	Grant Date Fair Value of RSUs Awarded as of January 4, 2021 (prior to modification) ($)	Incremental Value as of December 1, 2021 ($)	Partial Settlement in Ordinary Shares (#)	Partial Settlement in Cash ($)
Benjamin C. Duster, IV	47,506	$272,685	$369,644	29,929	$490,398
Neal P. Goldman	47,506	$272,685	$369,644	29,929	$490,398
Jacqueline C. Mutschler	47,506	$272,685	$369,644	29,929	$490,398
Charles M. Sledge	69,359	$398,121	$539,672	43,697	$715,970

Weatherford International plc – 2022 Proxy Statement   17

AGENDA ITEM 2 – RATIFY APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE AUDITORS’ REMUNERATION
The Board of Directors recommends that you vote “FOR” this proposal.
KPMG LLP and KPMG Chartered Accountants, Dublin (collectively, “KPMG”) served as the independent and Irish statutory auditors, respectively, for Weatherford for the year ended December 31, 2021. The Board, upon the recommendation of the Audit Committee, is asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm and auditor for the year ending December 31, 2022 and KPMG Chartered Accountants, Dublin as our statutory auditor under Irish law to hold office until the close of the 2023 AGM and to authorize the Board of Directors, acting through the Audit Committee, to determine the auditors’ remuneration. The selection of KPMG LLP as the independent registered public accounting firm for 2022 was approved by the Audit Committee on March 7, 2022 and by the Board on March 8, 2022.
An ordinary resolution is required to approve this proposal (i.e., by a simple majority of the votes cast being cast “For” the proposal). If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card, or if you do not name your proxy or proxies, the Proxy Holders, will vote for the proposal.
Representatives of KPMG will be present at the AGM to respond to any appropriate shareholder questions and will be given an opportunity to make a statement, if they so desire.
FEES PAID TO KPMG
The following table presents fees for professional audit services rendered by KPMG for the audit of the annual consolidated financial statements and statutory financial statements of Weatherford for the years ended December 31, 2021 and December 31, 2020 and fees billed for other services rendered by KPMG during those periods. All fees were approved by the Audit Committee pursuant to its pre-approval policy.
	2021	2020
Audit fees(1)	$5,948,000	$7,307,000
Audit-related fees(2)	—	—
Tax fees(3)	23,000	50,000
All other fees(4)	8,000	—
TOTAL	$5,979,000	$7,357,000

(1)
Audit fees consist of professional services rendered for the audit of Weatherford’s annual financial statements, the audit of the effectiveness of Weatherford’s internal controls over financial reporting and the reviews of Weatherford’s quarterly financial statements. This category also includes fees for issuance of comfort letters, consents, assistance with and review of documents filed with the SEC, statutory audit fees, work performed by tax professionals in connection with the audit and quarterly reviews and accounting consultations and research work necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Fees are presented in the period to which they relate versus the period in which they were billed.

(2)
Audit-related fees include consultations concerning financial accounting and reporting matters not required by statute or regulation.

(3)
Tax fees consist of non-U.S. tax compliance, planning and U.S./non-U.S. tax-related consultation.

(4)
Other services performed include certain other advisory services and do not include any fees for financial information systems design and implementation.

18   Weatherford International plc – 2022 Proxy Statement

AGENDA ITEM 2
AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee has established a pre-approval policy for all audit and non-audit services to be provided by our independent auditor, which was last reviewed and approved on March 7, 2022. There are two types of pre-approval. “General” pre-approval is based on pre-determined types of services. “Specific” pre-approval is required for certain types of services or if a service is expected to exceed budgeted amounts. “Specific” pre-approval must be obtained through direct communications with the Audit Committee or the Chair of the Audit Committee, to whom the Audit Committee has delegated pre-approval authority. The Chair of the Audit Committee must report any pre-approved decisions to the Audit Committee at its next scheduled meeting. During 2021, all audit and non-audit services performed by the independent auditor were subject to the pre-approval policy.
The Audit Committee has designated the Company’s Chief Assurance Officer to monitor and report on the performance of all services provided by our independent auditor and to determine whether such services are in compliance with the pre-approval policy. Accordingly, the Chief Assurance Officer periodically reports to the Audit Committee regarding the results of this monitoring.
AUDIT COMMITTEE REPORT
April 22, 2022
The Audit Committee represents and assists the Board in providing independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. The Audit Committee acts under a charter which is available on the Company’s website at www.weatherford.com under “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then Audit Committee Charter. The Board has determined that each member of the Audit Committee satisfies the requirements of Nasdaq as to independence, financial literacy and expertise. In addition, each member of the Audit Committee qualifies as an independent director and possesses the requisite competence in accounting or auditing in satisfaction of the requirements for audit committees prescribed by the Irish Companies Act 2014.
Management is responsible for the Company’s financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting.
KPMG LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the U.S. and on the effectiveness of the Company’s internal control over financial reporting.
In discharging its oversight role, the Audit Committee has:
•
reviewed and discussed with management the audited financial statements of Weatherford International plc as of and for the year ended December 31, 2021; and

•
discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

The Audit Committee and the Board believe that, due to KPMG LLP’s knowledge of the Company and the industry in which the Company operates, it is in the best interest of the Company and its shareholders to continue the retention of KPMG LLP to serve as the Company’s independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board ask the shareholders to ratify the appointment of the independent registered public accounting firm at the 2022 AGM.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K of Weatherford International plc for the year ended December 31, 2021.

Charles M. Sledge (Chair)	Benjamin C. Duster, IV	Neal P. Goldman (Vice Chair)

Weatherford International plc – 2022 Proxy Statement   19

AGENDA ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote “FOR” this proposal.
We are asking our shareholders to approve, on an advisory basis, the compensation of our NEOs pursuant to Section 14A of the Exchange Act, as disclosed in this Proxy Statement. While this vote is not binding on our Company, the results of the vote on this proposal will be carefully considered by the Board and the Compensation and Human Resources Committee when making future executive compensation decisions. We conduct annual advisory votes on our NEOs compensation. Following the vote at the AGM and subject to the voting results of agenda item #4 of the Proxy Statement, we expect that the next advisory vote on the compensation of our NEOs will take place at our 2023 Annual Meeting.
We urge you to carefully review the Compensation Discussion and Analysis, or “CD&A,” section in this Proxy Statement, as well as the 2021 Summary Compensation Table, other compensation tables and related narrative discussion for more information regarding the compensation of our NEOs. As described in those sections, our compensation program is designed and administered to:
•
align the interests of our executives and shareholders through the use of performance-based short-term cash incentive compensation and time- and performance-based long-term equity incentive compensation;

•
support key financial and strategic objectives through pay for performance;

•
attract, retain, motivate and reward individuals in key executive positions, while limiting non-performance based entitlements;

•
ensure line-of-sight between key performance measures that are indicative of Company growth and gains in shareholder value and actual results, without encouraging excessive risk taking; and

•
require our executives to focus on both the short-term and long-term value creation and growth strategies of the Company.

We believe the information in this Proxy Statement demonstrates the successful design and implementation of a market competitive compensation program that aligns shareholders’ and management’s interests. Accordingly, the Board of Directors recommends that shareholders approve the program by approving the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section of the Proxy Statement for the Company’s 2022 AGM, which includes the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and other executive compensation tables and accompanying narrative discussion.”
An ordinary resolution is required to approve this proposal (i.e., by a simple majority of the votes cast being cast “For” the proposal). If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card, or if you do not name your proxy or proxies, the Proxy Holders, will vote for the proposal.

20   Weatherford International plc – 2022 Proxy Statement

AGENDA ITEM 4 – ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote “ONE YEAR” with respect to how frequently an advisory shareholder vote to approve the compensation of our named executive officers should be considered.
We are asking our shareholders to recommend, on an advisory basis, whether a vote to approve the compensation of our named executive officers should occur every one, two or three years, commonly referred to as a say-on-frequency resolution. While this vote is not binding on our Company, the results of the vote on this proposal will be carefully considered by the Board and the Compensation and Human Resources Committee when determining how often we submit a resolution to our shareholders regarding our compensation decisions for our NEOs.
The Board has determined that an advisory vote to approve executive compensation that occurs once every year is appropriate for the Company and its shareholders. In reaching this recommendation, the Board determined that holding an annual advisory vote to approve executive compensation enhances transparency and allows shareholders to provide direct annual feedback to the Company regarding the Company’s compensation philosophy, policies and practices, and is consistent with the Company’s policy of ongoing engagement and communication with shareholders.
For this proposal, the option receiving the most votes cast will be considered the advisory recommendation of the shareholders. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card, or if you do not name your proxy or proxies, the Proxy Holders, will vote “ONE year.”

Weatherford International plc – 2022 Proxy Statement   21

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
After emerging from bankruptcy in late 2019, Weatherford faced the unprecedented challenges of 2020, during which the Company, industry and the global community navigated the COVID-19 pandemic, and global economic downturn. In conjunction, the Company experienced a period of significant change in executive leadership.
Upon emergence, a new Board comprised of experienced and diverse professionals was formed to steer the organization and govern Company policies. Of immediate attention was rightsizing the Company’s overall headcount and its enterprise compensation programs, while retaining key personnel needed to drive the business forward. All aspects were reviewed with a fresh perspective, including but not limited to the following components of the executive compensation programs: base salaries, short-term and long-term cash and equity programs, change in control arrangements, severance guidelines, clawback policies and director compensation. As a result, the Board took significant action to align the compensation program with the Company’s then-current state, while understanding that the program would likely evolve over the coming months and years as its operating profile continued to improve.
During the second half of 2020, the Company began to rebuild its executive leadership team to manage the day-to-day operations with the following appointments:
•
July: Executive Vice President, General Counsel and Chief Compliance Officer

•
August: Executive Vice President and Chief Financial Officer

•
October: President, CEO and Director

As the Company was in the beginning phases of its intention to list on a national stock exchange, our executive compensation program was focused on maintaining the balance of available equity until the Company significantly improved its operating profile, including strengthening the value of our ordinary shares. As such, the Company mainly provided cash incentives to the newly named NEOs under the 2020 Long Term Cash Incentive Plan, recognizing that it was for a pro-rated period. However, also recognizing the importance of tying a significant portion of the new CEO’s long-term compensation to shareholder returns, 67% of the incoming CEO’s sign-on long-term incentive was awarded in equity-based awards vesting over a three-year period with the remaining 33% in cash-based incentives. Despite the significant headwinds, Weatherford exited 2020, having built a solid foundation to deliver on its goal of sustainable profitability and free cash flow. Our accomplishments included:
•
Leveraging our broad product and service portfolio to drive full-year revenue growth despite reductions in activity and customer spending;

•
Implementing actions that exceeded our annualized cost savings targets of over $800 million;

•
Generating $78 million of positive free cash flow in 2020, an improvement of $950 million year-on-year, through improved operating performance, disciplined capital allocation, and expenditures, and reduced working capital.

The results yielded the necessary flexibility for the Company to operate in an uncertain environment and work through its shorter-term objectives while also monitoring capital markets to potentially list its shares on a national stock exchange and revert to a more traditional financing structure in the future.
Entering 2021 with strong momentum, increased share price and a strategy in place, we shifted attention to our 2021 focus areas (North America, Organization Simplification, and Fulfillment) and established strategic vectors based on technology and investment indicators (Portfolio Strength, Digitalization and ESG/Energy Transition) to help guide the Company in the coming years.
While continuing to assess the ability to list the Company’s ordinary shares on a national stock exchange, in January 2021 the Company also progressed its compensation program to include long-term equity awards, moving away from the previous long-term cash-based incentive program, creating the necessary alignment between shareholder return and management compensation. Despite the recognition of the inherent challenges of driving the turnaround at Weatherford and the risk that entailed, the compensation philosophy was thoughtfully and deliberately implemented with a goal to pay below market medians on base salary, while providing meaningful and significant upside as shareholders benefited.
In the first quarter of 2021, the Company continued to rebuild its executive leadership team with the following appointments.
•
March: Senior Vice President and Chief Human Resources Officer

•
March: Vice President and Chief Accounting Officer

22   Weatherford International plc – 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In October 2021, given the Company’s performance trajectory and sufficient passage of time to conduct performance reviews of the new executive leadership team, the Board conducted a comprehensive review of the executive officers’ compensation program and implemented changes to position the program appropriately with benchmarks from industry peers, Company performance, and each executive’s individual performance. In November 2021, in addition to its annual short-term and long-term incentive plans, the Company introduced the Weatherford Accelerating Growth & Efficiency Program (the “WAGE Program”), a long-term equity incentive program designed to motivate, retain, and reward the Weatherford team upon the achievement of aggressive goals intended to significantly improve the Company’s operational profile over the coming three-year period.
Throughout 2021, the Company executed its strategic priorities and achieved significant milestones along the way that we believe will better position Weatherford to deliver shareholder value in the future, including:
•
Listing the Company’s ordinary shares on Nasdaq;

•
Driving performance that resulted in receiving upgrades to our outlook and credit rating by S&P and Moody’s;

•
Repaying $200 million of debt, refinancing $500 million of secured notes and $1.6 billion of unsecured notes, saving approximately $71 million in annual interest expense;

•
Driving 0.6x improvement in Net Debt/EBITDA;

•
Exceeding our goal of 15% adjusted EBITDA margins;

•
Achieving more than $4 billion in commercial wins;

•
Expanding margins by more than 300bps of adjusted EBITDA margin year-over-year (“YOY”);

•
Changing reportable segments to create greater transparency and articulate positioning; and

•
Generating a second consecutive year of positive free cash flow, a feat not accomplished by Weatherford in more than 30 years.

With the strong finish of 2021, we entered 2022 with a growth and execution mindset and believe the Company is poised to perform competitively in the unfolding upcycle for the energy industry. Our deliberate and disciplined approach to implementing actions and driving performance throughout the year enabled the Company to pivot from the profile of a shrinking company over the past several years to one with a directed growth trajectory that is expected to continue to deliver increasing earnings. We will continue to refine our compensation program to align with the Company’s evolution and positioning, thrive in the competitive marketplace, attract and retain talent across the organization, and drive shareholder value.

Weatherford International plc – 2022 Proxy Statement   23

COMPENSATION DISCUSSION AND ANALYSIS
NAMED EXECUTIVE OFFICERS
We refer to the individuals below as our NEOs for the year ended December 31, 2021:
Name	Current Age	Position
Current Executive Officers
Girishchandra K. Saligram	50	President, CEO and Director
H. Keith Jennings	52	Executive Vice President and Chief Financial Officer
Scott C. Weatherholt	44	Executive Vice President, General Counsel and Chief Compliance Officer
Joseph H. Mongrain	64	Executive Vice President, Chief People Officer
Desmond J. Mills	49	Senior Vice President, Chief Accounting Officer
Former Executive Officer
Karl Blanchard	62	Former Office of the Chief Executive, Interim CEO, Executive Vice President and Chief Operating Officer

24   Weatherford International plc – 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION PRINCIPLES
What We Do		What We Do Not Do
✓
Pay For Performance — We align the interests of our executives and shareholders through the use of performance-based annual cash incentive compensation and performance-based long-term cash and equity incentive compensation
		X	Salary Increases & Bonus Payments — We do not provide for automatic salary increases or guaranteed bonus payments
✓	Double-Trigger Change in Control — a “change in control” by itself is not sufficient to trigger payments, it must also be accompanied by a qualifying termination	X	No Excise Tax Gross Ups — We do not provide for excise tax gross-ups in the event of a change-in-control
✓	Clawback Policy — We have a clawback policy regarding the recoupment of performance-based compensation upon a financial restatement or if an executive engages in conduct that is materially adverse to the Company	X	Anti-Pledging & Anti-Hedging Policies — We maintain robust anti-pledging and anti-hedging policies, as well as an insider trading policy, that prohibits any short sale activities by our executives and directors
✓	Share Ownership Guidelines — We maintain meaningful director and executive officer share ownership guidelines, including the requirement that our CEO accumulate a holding of 6 times his base salary, 3 times their base salaries for our other NEOs, and 5 times the annual cash retainers for our independent directors	X	Executive Benefits / Perquisites — We do not maintain any defined benefit or supplemental retirement plan; nor do we provide other personal benefits to our named executive officers that are not available to all employees
✓	Annual Risk Assessment — We conduct an annual comprehensive risk analysis of our executive compensation program with our independent compensation consultant to ensure that our program does not encourage inappropriate risk-taking.	X	Dividends — We do not pay dividends on vested or unvested equity awards
✓	Compensation Benchmarking — We compare our executives’ total compensation to a peer group for market comparable data. We evaluate that peer group annually to ensure that it remains appropriate, and we add or remove peers when warranted	X	Employment Agreements — We do not have employment agreements with any of our NEOs
✓	Independent Compensation Consultant — We engage an independent compensation consultant to review and provide recommendations regarding our executive and independent director compensation program	X	Long-term Incentive Plan — We prohibit repricing or buyouts of underwater options or stock appreciation rights without shareholder approval
COMPENSATION PHILOSOPHY
Our compensation program is designed to attract, motivate and retain highly talented executives, and to provide competitive compensation opportunities that align management’s interests with the short- and long-term interests of our shareholders. We believe this design provides alignment of the interests of our executives with those of our shareholders through heavy reliance on short- and long-term performance-oriented cash and equity incentive plans. Our compensation plans, while considering the current state of our business and our continued journey to sustainable profitability, are designed to recognize our fundamental compensation principles (shown below) and with the objectives of encouraging the desired performance, discourage excessive risk taking, and maximizing shareholder value.
In October 2021, during the Board’s comprehensive review of executive compensation, as recommended by our independent compensation consultant and approved by the Committee, we reviewed and updated our peer group with the intention to set base salaries, or fixed compensation, for our executives just below the market medians of the peer group. It was further determined that annual and long-term incentive opportunities, or variable, at-risk compensation, for this same group should be above the market medians. We use the data from the peer group solely for informational purposes, however, and do not make significant pay decisions based on market data alone. We design our incentive compensation plans to deliver total compensation above market medians of our peers when justified by the performance achievement of the Company relative to our peers and general industry, and the performance of our executives on an individual level.

Weatherford International plc – 2022 Proxy Statement   25

COMPENSATION DISCUSSION AND ANALYSIS
FUNDAMENTAL COMPENSATION PRINCIPLES
Attract, motivate, retain and reward the key leadership and managerial talent needed for our Company to achieve its goals and objectives
Pay-for-performance, aligning the interests of our executives and shareholders through the use of performance-based short-term cash and time- and performance-based long-term equity incentive compensation
Promote long-term value creation and growth strategies
Ensure line-of-sight between key performance measures that are indicative of Company growth and gains in shareholder value and actual results
We believe our compensation program and the underlying philosophy and principles will encourage sustained long-term profitability by making a significant portion of each NEO’s total direct compensation variable and dependent on our achievement of pre-determined financial and operational performance objectives.
The form and level of compensation for each NEO are determined after considering several factors, including the executive’s position and responsibility within Weatherford, recent performance appraisals, and competitive market data and other external market-based factors. The Committee uses this information when establishing compensation opportunities to arrive at a comprehensive package that emphasizes pay for performance and is competitive in the marketplace.
The Committee reviewed and considered this philosophy in January 2021 and again in October 2021, and will continue to do so from time to time as necessary or appropriate, making adjustments as needed.
2021 PRIMARY ELEMENTS OF COMPENSATION
The primary elements of total compensation are base salary, annual short-term (cash) incentives and long-term incentive compensation awards. In 2020, while on the path to improving the Company’s operating profile and strengthening the value of our equity, the Company mainly provided long-term incentive compensation in the form of cash awards. In 2021, with the vision to rejoining a national stock exchange, we reinstituted the Company’s equity program pursuant to our 2019 EIP, including the use of phantom RSUs (“Phantom RSUs”) structured to be settled all in cash, all in shares, or in any combination of cash and shares at the Committee’s sole discretion. These awards were designed as a means to preserve the longevity of available shares under our equity plan at a time when we believed our equity was undervalued in the marketplace. In addition, we also used more traditional long-term equity-based incentive vehicles, including RSUs and performance share units (“PSUs”). In November 2021, we introduced the WAGE Program, through which we granted a one-time performance award to our key executives and certain other employees to incentivize dramatic improvement in Weatherford’s operating profile by December 31, 2024. In addition to these compensation components, we also provide our NEOs certain benefit plans, which are described under “Perquisites and Other Generally Available Benefits and Compensation” section on page 36.

26   Weatherford International plc – 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
For the 2021 fiscal year, the pay mix at target for the CEO and the average for the other current NEOs is significantly variable and at risk. The following table summarizes the primary elements of our NEOs’ compensation package and the 2021 compensation mix at target for our CEO:

STANDARD COMPENSATION ELEMENTS	DESIGN/KEY FEATURES	ELEMENT OBJECTIVE	STRUCTURAL CHANGES IN 2021
Phantom Restricted Share Units[(1)]	▪ Vests ratably over two years with the optionality to settle in cash, shares or combination of both; Cash settlement cumulative maximum payout is capped at 200% of the grant date fair value	Retains participants and incentivizes contributions to long-term increases in shareholder value while providing flexibility to manage available equity	New award vehicle designed to preserve the availability of equity reserve, if needed, at a time when we believed our equity was undervalued
Restricted Share Units	▪ Vests ratably over two years	Incentivizes contributions to long-term increases in shareholder value	Re-instituted long-term equity program; Ratable vesting during transitional time, with intent to return to longer term vesting
Performance Share Units	▪ Two-year cliff vesting ▪ Based on 50% EBITDA and 50% OCF Conv% on 2022 performance	Aligns realized pay with increases in shareholder value	Re-instituted long-term equity program; two-year cliff vesting during transition time, with intent to return to longer term cliff
Annual Short-term Incentive Plan (the "STI" Plan")	▪ Cash compensation tied to achievement of pre-determined quantitative performance goals ▪ 2021 metrics and weightings – EBITDA (50%) – Free Cash Flow (50%)	Rewards for achieving overall Company, functional, operational and individual short-term performance goals	To better align a One Weatherford, all short-term incentive plans were merged into one and measured against the same Company metrics
Base Salary	▪ Fixed cash compensation	Serves as the foundation for a market competitive package to attract and retain key executive talent	Competitive benchmarking against peers

ONE-TIME COMPENSATION ELEMENT	DESIGN/KEY FEATURES	ELEMENT OBJECTIVE
WAGE Program One-Time Award	▪ 100% PSUs ▪ Three-year cliff vesting ▪ Based on sustained share price appreciation through December 31, 2024	Incentivizes key individuals who have a critical role, significant influence and expected impact on the dramatic improvement in the operating profile of our company over the next few years

2021 CEO TARGET COMPENSATION MIX
STANDARD ELEMENTS

Base Salary
15%
At Risk
Compensation(1)
85%
Target LTI
66%
Target STI
19%

(1) At Risk Compensation utilizes 2021 actual base salary and the basis to calculate both target STI and LTI.

2021 CEO TARGET COMPENSATION MIX
INCLUDING ONE-TIME ELEMENT (WAGE)

Target STI
10%
Actual Base
Salary
8%
At Risk
Compensation(1)
92%
Target LTI
82%

(1) At Risk Compensation utilizes 2021 actual base salary as the basis to calculate both target STI and LTI. LTI also includes the one-time award under the WAGE Program.

(1)
The WAGE Program was a 2021 program only and will not be a reward vehicle in 2022.

Weatherford International plc – 2022 Proxy Statement   27

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DECISION MAKING PROCESS
The Committee reviews the design of our NEO compensation program at least annually, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. It also considers how our compensation program is designed to achieve our long-term financial and operating goals. The Committee has retained LB&Co. to help analyze specific comparative market data. Certain members of management participate in this process by assembling and summarizing data used. In 2021, the Committee and LB&Co. reviewed our compensation policies and practices in January 2021, with a focus on re-instituting the Company’s equity compensation program in light of the intention to list the Company’s ordinary shares on a national stock exchange. In October 2021, the Committee and LB&Co. undertook a comprehensive review of executive compensation programs and implemented several design changes to align the program with industry peers. The Committee has determined that the risks arising from our compensation policies and practices sufficiently avoid encouraging unnecessary or excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company.

28   Weatherford International plc – 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
ROLES IN THE PROCESS
The Company’s compensation philosophy drives our decision-making process. Decisions about individual levels of each compensation element involve the participation of multiple parties, following a comprehensive, multi-step process. The key parties and their roles in the process are described below:
Party(1)	Primary Role(s)
Committee (Composed of 3 Independent Directors)
•
Oversees all aspects of the executive compensation program, evaluates and determines the appropriate executive compensation philosophy and objectives for Weatherford, the process for establishing executive compensation and the appropriate design of our executive compensation program and compensation arrangements

•
Reviews and approves our overall executive compensation programs and practices, including goals and objectives for our short- and long-term incentive plans, and sets the compensation of our executive officers

• Determines compensation for our executive officers, other than our CEO, considering, among other things, the recommendations of our CEO
• Recommends to the full Board for approval of the compensation of the CEO
• Supported in its work by LB&Co., its independent compensation consultant; the Committee is, however, solely responsible for making the final decisions on compensation for our NEOs
• Selects, approves, retains, terminates and oversees compensation consultants, and any other advisor, to the Committee
Independent Compensation Consultant (LB&Co.)	• Provides advice and support to the Committee in the design and implementation of Weatherford’s executive and director compensation programs

•
Partners with management to develop and/or refresh the Company’s peer group; provides compensation benchmarking analyses as often as required by events or requested by the Committee, but at least annually

• Keeps the Committee and the Company abreast of trends, developments and regulatory changes as they relate to executive and director compensation
• Reviews management proposals, as requested
• Makes recommendations regarding pay for the CEO, as well as other executives under the purview of the Committee
• At the Committee’s request, regularly attends meetings of the Committee

(1)
All of the persons serving on the Committee were independent, as defined by the Nasdaq listing standards and applicable rules of the SEC, and satisfied the qualification standards of Section 16 of the Exchange Act. The Committee assessed the independence of LB&Co. under the applicable SEC and Nasdaq standards as required by its charter and concluded that LB&Co. is independent of the Company and management and that LB&Co.’s work has not raised any conflicts of interest.

STEPS IN THE PROCESS
The process for establishing executive compensation for each of the NEOs involves multiple steps as follows:
Finalize Peer Group and Access Market Data. Consistent with our executive compensation philosophy, in October 2021 the Committee, in consultation with LB&Co., reviewed and updated our benchmark peer group for compensation comparison purposes. Based on proxy data collected by LB&Co. and the management team, the Committee determined a group of companies to comprise the peer group based upon similarities in industry/sub-industry, size, revenue and market cap, business model, and product offerings. While certain of the companies listed in the peer group have larger annual revenues or are not direct competitors to Weatherford, the Committee believed that this updated peer group provides a more accurate representation of market factors necessary to ensure competitive compensation opportunities are being provided at Weatherford in order to effectively attract, motivate, and retain the talented executives needed to lead the Company.

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COMPENSATION DISCUSSION AND ANALYSIS
As of October 2021, the Peer Group consisted of:
ChampionX Corporation	Helmerich & Payne, Inc.	NOV, Inc.
Clean Harbors, Inc.	Ingersoll Rand Inc.	Oceaneering International, Inc.
Donaldson Company, Inc.	KBR, Inc.	Patterson-UTI Energy, Inc.
Flowserve Corporation	MasTec, Inc.	TechnipFMC plc
Frank’s International N.V.(1)	Nabors Industries Ltd.	Transocean Ltd.
Halliburton Company	NexTier Oilfield Solutions Inc.	Vontier Corporation

(1)
Following its acquisition by Expro International Group Holdings Limited, Frank’s International N.V. is no longer publicly traded and will need to be removed from (or replaced in) our peer group going forward.

Also, the Committee utilizes various compensation surveys to provide additional market data to assess our NEOs target compensation levels. The use of peer market data with consideration of individual responsibility, leadership, teamwork, performance, potential, skills, knowledge, experience, and impact on the Company drives decisions for each NEO.
The Committee does not use a formula to weight these factors. Instead, it uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the target compensation level among our NEOs.
Compare and Evaluate. We consider several job-specific factors when comparing market data for similar jobs. When determining individual placement within a determined range, we make applicable recommendations to the Committee based on individual factors such as responsibility, leadership, teamwork, performance, potential, skills, knowledge, experience, and impact of each executive, along with any retention and succession planning concerns.
Finalize Decisions. The Board’s independent directors evaluate the Committee’s recommendations, which are based on guidance from LB&Co., regarding the CEO’s compensation, including the rationale for where each compensation component falls within the market data. The Board’s independent directors have final authority to approve, disapprove or make changes to compensation recommendations. For 2021, the Board’s independent directors unanimously approved the recommendations for the CEO’s compensation.
The Committee makes a similar judgment about the CEO’s recommendations, which are also based on guidance from LB&Co., regarding the compensation of the other NEOs. For 2021, the Committee unanimously approved the recommendations for the compensation of the other NEOs.
2021 COMPENSATION DECISIONS
In January 2021, the Committee reviewed executive compensation for the executive leadership team. Considering the short tenure of the executive team at that time, no changes were made to base salary or target percentages for both short-term and long-term incentives. Regarding the short-term and the long-term incentive programs, after careful deliberation and an intention to list the Company’s ordinary shares on a national stock exchange, a decision was made to shift the long-term incentive program away from the 2020 Long-Term Cash Incentive Plan (the “LTCIP”) cash-based program toward an equity-based program under the 2019 EIP.
In October 2021, the Company completed a comprehensive annual review of the executive compensation packages, including annual base salaries, and the target opportunities for both the short-term and long-term incentive programs. During

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COMPENSATION DISCUSSION AND ANALYSIS
this review it was identified that all components of our CEO’s target total compensation were significantly below market-median, when compared to our defined peer group (see table below).
This review also highlighted additional executives with components of total compensation below market median of our defined peer group. At the recommendation of our compensation consultants, based on results of the review and individual NEO performance, the Committee approved adjustments to the identified NEO’s base salaries, short-term annual incentive targets and long-term incentive targets, as appropriate. The table below reflects the outcomes of those decisions in 2021 and also reflects the changes, if any, from 2020 to 2021:
	Base Salary		Annual Incentive Target (as a percentage of base salary)		Long-Term Incentive Target(3) (as a percentage of base salary)
Executive	2020	2021(1)	2020	2021	2020	Pre-November 1, 2021 Levels	Post-November 1, 2021 Levels
Girishchandra K. Saligram	$825,000	$900,000	125%	125%	425%	425%	690%
H. Keith Jennings	$500,000	$500,000	100%	100%	325%	325%	400%
Scott C. Weatherholt	$425,000	$425,000	90%	90%	235%	235%	300%
Joseph H. Mongrain(2)	—	$390,000	—	75%	—	128%	150%
Desmond J. Mills(2)	—	$360,000	—	65%	—	100%	100%

(1)
Reflects compensation changes made effective November 1, 2021. See discussion in the “Base Salary” section below for additional information regarding these changes.

(2)
Messrs. Mongrain and Mills started with the Company in 2021 and therefore no information is provided for them in 2020. As discussed further in the following section, Messrs. Mongrain and Mills were promoted effective November 1, 2021, making changes to their base salary, annual incentive targets and long-term incentive targets.

(3)
Excludes one-time long-term incentive award under the WAGE Program.

BASE SALARY
Base salary provides a fixed element of an NEO’s annual cash compensation and a foundation for a market-competitive package intended to attract and retain highly qualified executives. The Committee reviews the base salary for each of our NEOs on at least an annual basis and considers the following factors in making its determinations:
•
the NEO’s position including roles and responsibilities;

•
experience, expertise, knowledge and qualifications;

•
market factors and the industry(ies) in which we operate and compete;

•
recruitment and retention considerations;

•
the NEO’s individual compensation history;

•
internal equity among salary levels of the members of our executive team and similarly situated/comparable executives in our peer group; and

•
our overall compensation philosophy.

During our October 2021 annual review of competitive executive compensation, it was identified that our CEO and two additional NEOs were aligned neither with our compensation strategy, nor with market peers. At the recommendation of

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COMPENSATION DISCUSSION AND ANALYSIS
LB&Co., Mr. Saligram’s salary was increased 9.1% to 90% of the peer group median. Mr. Mongrain was promoted to Executive Vice President and Chief People Officer and provided a 5.4% increase in base salary and an additional 10% of annual incentive target. Mr. Mills was promoted to Senior Vice President and Chief Accounting Officer and provided a 10.8% increase in base salary and an additional 5% of the annual incentive target. No other NEO’s received a base salary increase. Base salary increases for the aforementioned NEOs were effective November 1, 2021. The table below shows the NEO’s base salaries before and after the November 1, 2021 adjustments:
	Base Salary
Executive	Before November 1, 2021	After November 1, 2021	% Change
Girishchandra K. Saligram	$825,000	$900,000	9.1%
H. Keith Jennings	$500,000	$500,000	—
Scott C. Weatherholt	$425,000	$425,000	—
Joseph H. Mongrain	$370,000	$390,000	5.4%
Desmond J. Mills	$325,000	$360,000	10.8%
ANNUAL (CASH) INCENTIVE COMPENSATION
Weatherford’s annual cash incentive program is an important component of the executive compensation program designed to reinforce the Company’s goals and strategic initiatives and reward executives for Company, functional, business, and individual performance. In January 2021, to better align and simplify the Company’s annual incentive programs, the Committee combined all existing short-term plans and adopted the Short-Term Incentive Plan (the “STI Plan”). The STI Plan covers NEOs and other enterprise-wide eligible employees and measures all participants against the same established metrics. The STI Plan provides payout opportunities based on the annual achievement of pre-determined corporate performance objective(s), with actual cash bonuses earned based on the achievement of such performance objective(s).
Generally, once a year, the Committee determines the annual target bonus opportunity for each NEO and structures annual cash incentive compensation to deliver payouts in line with market multiples when performance targets are achieved or exceeded. With the addition of each member of the executive leadership team, the executive’s annual target bonus opportunity was established upon joining the Company. In January 2021, the Committee, in consultation with LB&Co. and management, reviewed the annual bonus targets of the NEOs and determined no changes were warranted at the time. Upon adoption of the STI Plan, the Committee established performance targets based on EBITDA and Free Cash Flow, equally weighted, with HS&E and individual performance modifiers.
After the executive compensation review in October 2021, the annual incentive targets under the STI Plan were as follows:
	Annual Incentive Target (as a percentage of base salary)
Executive	Before November 1, 2021	After November 1, 2021
Girishchandra K. Saligram	125%	125%
H. Keith Jennings	100%	100%
Scott C. Weatherholt	90%	90%
Joseph H. Mongrain	65%	75%
Desmond J. Mills	60%	65%
The Committee set 2021 performance goals to drive exceptional performance focused on the key financial metrics that are indicative of our performance and the Company’s overall health. In setting the 2021 STI Plan goals, the Committee selected EBITDA and Free Cash Flow, equally weighted, as the two metrics that, should we achieve the goals set, would have the most significant effect in strengthening our strategic and financial position. The Committee believes the targets set were rigorous, being set at or above market expectations, as well as appropriate both for our market and the shifting industry landscape. In addition, as safety and individual performance achievement are also key to Weatherford’s current and future success, a modifier was built into the Plan to allow for adjustments to financial payouts based on our HS&E performance and adjustments to individual payouts based on individual performance.

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COMPENSATION DISCUSSION AND ANALYSIS
For 2021, the metrics governing the generation of annual incentives for our executives were:
	Threshold	Target	Maximum
EBITDA (in millions)	$375	$410 – $440	$470
Free Cash Flow (in millions)	$(130)	$(110) – $(90)	$(70)
Payout (as a percentage of individual annual targets)	50%	100%	150%
EBITDA. Increasing the Company’s EBITDA was a key objective for 2021. EBITDA is a non-GAAP financial measure, and represents earnings before interest, taxes, depreciation, and amortization.
Free Cash Flow (“FCF”). The Committee believed the free cash flow metric was important to the Company’s shareholders and generally viewed as a measure of financial success and ability to reduce debt, a key focus of the Company. In setting dollar thresholds, the Committee evaluated historical performance and information used by the Company’s shareholders, as well as internal projections and expectations. Specifically, “free cash flow” is a non-GAAP financial measure calculated as cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from disposition of assets. The threshold, target and maximum metrics were set as negative numbers due to the industry outlook at the time following the COVID-19 pandemic and the challenges facing the Company as we entered 2021.
HS&E. Safety is a top priority for the Company. The financial metric payout achievement can be modified at the sole discretion of the Committee in the event safety metrics are not achieved, which can be taken at a Company, country, geozone or regional level.
Individual Modifier. The STI Plan also allows for an individual modifier based on an individual’s performance, providing an increase or decrease to the actual STI payout.
Payment Timing. Plan awards earned for a given year generally are paid in March of the following year. All NEO award payments are approved by the Committee prior to any payment made.
Maximum Payment. Notwithstanding the achievement of maximum performance on the financial metrics and any HS&E or individual multiplier applicable to any individual, the maximum payout any individual can receive is capped at 200% of the individual’s target incentive.
Adjustments. In the event of unforeseen developments, the Committee may determine that modifying the STI Plan, the goals or the potential award payments would be appropriate based on extraordinary circumstances. However, the Committee does not intend to exercise this discretion.
STI Plan – 2021 Performance and Payouts
As stated earlier, 2021 was an excellent year in terms of financial performance. Overall performance versus targets far outperformed the goals established for the year resulting in maximum achievement on both EBITDA and FCF performance, as shown in the table below:
	Threshold	Target	Maximum	Actual Achievement	STI % Payout
EBITDA (in millions)	$375	$410 – $440	$470	$527	150%
Free Cash Flow (in millions)	$(130)	$(110) – $(90)	$(70)	$278	150%
In addition, each of the NEO’s performed well above average resulting in an Individual Performance Multiplier for each NEO ranging from 125% to 140%:

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COMPENSATION DISCUSSION AND ANALYSIS
Executive	Current Target %	2021 Year-End Target (at Target Achievement on Financial Metrics)(1)	Financial Metric Payout	Individual Performance Modifier	Final 2021 STI Payouts
Girishchandra K. Saligram(2)	125%	$1,046,875	150%	140%	$2,093,750
H. Keith Jennings	100%	$500,000	150%	130%	$975,000
Scott C. Weatherholt	90%	$382,500	150%	130%	$745,875
Joseph H. Mongrain	75%	$189,042	150%	125%	$354,453
Desmond J. Mills	65%	$152,750	150%	130%	$297,863

(1)
2021 Target Incentive considers pro-rations due to hire dates and changes to salary and/or individual incentive targets during the course of the year.

(2)
Mr. Saligram’s payment was capped at the individual maximum of 200%.

The 150% achievement versus target in conjunction with the additional Individual Performance Multiplier resulted in an average STI payout for NEOs of 195%.
LONG-TERM INCENTIVE COMPENSATION
Long-term equity incentives are designed to motivate management to enable the Company to achieve sustained long-term performance improvements and link a significant portion of compensation to shareholder returns. The Company, in January 2021, reinstituted awards of long-term equity compensation under our 2019 EIP.
We have historically granted long-term incentive awards annually in the first quarter to motivate forward-looking, long-term performance and promote retention among our executive team. Due to the Company’s recent emergence from bankruptcy in late 2019, continued pressure on our share price due to the instability in the oil and gas industry due to the 2020 oil crisis and the uncertainty in the markets as a result of the COVID-19 pandemic, the Board, upon the recommendation of the Committee, approved one-time grants of long-term cash awards pursuant to the LTCIP, which was adopted in April 2020. The purpose of these grants, which was comprised of time-based and performance-based long-term cash awards, was to continue to motivate and reward our executive officers and other participants to achieve sustained growth in connection with our long-term strategy in lieu of equity awards, while also helping to preserve our share reserve under the 2019 EIP. In 2021, these awards were intended to incentivize the participants and further align them with the Company’s pay for performance philosophy, while ensuring that those at lower non-executive levels would not be subject to the same degree of risk in their overall compensation. For 2021, the Company re-instituted its long-term equity program, and pursuant to the 2019 EIP, utilized time-based Phantom RSUs (which can be settled all in cash, all in shares, or in any combination of cash and shares at the Committee’s sole discretion), time-based RSUs and performance-based PSUs. While our intent is generally to use equity-based award vehicles (RSUs and PSUs) rather than cash-based awards, in 2021, due to our shares being listed over-the-counter at the time of grant, the limited trading liquidity and the volatility in our share price, coupled with our belief that our equity was undervalued and to preserve the longevity of the available shares under our 2019 EIP, we utilized Phantom RSUs, which can be settled all in cash, all in shares, or in any combination of cash and shares at the Committee’s sole discretion, as provided for in the 2019 EIP. This award vehicle provided the Committee the flexibility to respond to market factors upon vesting, while continuing to ensure the fundamental principle of shareholder alignment.
2020 Awards under the LTCIP
In 2020, the Board, upon the recommendation of the Committee, approved one-time grants of cash-based long-term incentive awards to Messrs. Saligram, Jennings and Weatherholt upon their joining Weatherford. In November 2020 and again in March 2021, the Committee approved amendments to the form of Award Agreement under the LTCIP to clarify the proration of grants and vesting mechanics of LTCIP awards granted to NEOs joining the Company in the middle of the fiscal year, to clarify the vesting mechanics, to confirm the performance metrics and payout percentages for 2020 and to adopt new performance metrics for fiscal years 2021 and 2022 that match those approved for long-term equity incentive awards granted in January 2021 (discussed below). As amended, the LTCIP Award Agreement provides that for Messrs. Saligram, Jennings and Weatherholt, the time-based portion of the awards vest one-third on each of December 31, 2020, 2021 and 2022. The only payments to the current NEOs under the LTCIP awards during 2021 were the vesting of second tranche of the time-based portion of the respective awards for Messrs. Saligram, Jennings and Weatherholt that occurred on December 31, 2021. The performance-based portion of the awards will vest at the end of the performance period on December 31, 2022, to the extent earned by achieving the required performance goals during the performance period.
The total cash award amounts for our current NEOs, prorated pursuant to their respective offer letters, and under the Award Agreements, as amended, are set forth in the table below and will vest as provided in the LTCIP and the Award Agreements, as amended, as described above:

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COMPENSATION DISCUSSION AND ANALYSIS
Name	Time-Based Award (30%) ($)	Performance-based Cash Award Amount at Target (70%) ($)	Total Cash Award Amount ($)
Girishchandra K. Saligram	778,099	1,815,565	2,593,664
H. Keith Jennings	378,870	884,030	1,262,900
Scott C. Weatherholt	243,804	568,878	812,682
2021 Awards under the 2019 EIP
In January 2021, the Committee approved long-term equity incentive awards to our NEOs comprising time-based and performance-based long-term incentives as follows:
•
RSUs generally vest ratably, annually over a multi-year period, to promote retention and motivate our NEOs to strive for share price appreciation. For 2021, on the recommendation and suggestion of LB&Co., the Committee and the Board approved issuing awards that vest ratably, annually over a two-year period. In determining to use a two-year period, the Committee and the Board considered the transitional state of the Company following its emergence from bankruptcy, the change in executive management, our shares being listed over-the-counter at the time of grant, the limited trading liquidity and volatility in our share price, and the Company’s desire to list on a national stock exchange if and when deemed appropriate by the Board and when market factors indicated it would be beneficial to the Company’s shareholders to do so. Holders of RSUs do not have voting rights until delivery of the underlying shares.

•
Phantom RSUs, which we do not expect will be a part of our long-term incentive program beyond 2021, are similar in function to the RSUs discussed above in that they track in value the trading price of our shares, but have the option, to settle all in cash, all in shares, or in any combination of cash and shares at the sole discretion of the Committee. These units also vest ratably, annually over a two-year period. Holders of Phantom RSUs do not have voting rights or dividend participation rights until delivery of the underlying shares. If the Phantom RSUs are to be settled in cash, the cumulative maximum cash payout would be capped at a predetermined amount of the Phantom RSUs, and if maximum payout value is achieved any additional Phantom RSUs would be cancelled.

•
PSUs are generally the largest portion of our NEO’s long-term incentive and cliff-vest at the conclusion of a multi-year performance period based on the achievement of certain specified performance targets. Following a similar methodology as was used for the RSUs and Phantom RSUs, in 2021 the Committee and the Board approved the grant of PSUs that vest following the completion of a two-year performance period ending December 31, 2022. The PSUs are based on achievement of specified levels of EBITDA Percentage and Operating Cash Flow Conversion, each equally weighted. The PSUs earned may range from 0% of the target number of units in the event that thresholds levels are not achieved and could vest at up to 200% of the target number of units for maximum performance achievement.

The target number of long-term equity incentive awards granted to our NEOs in 2021 are shown below:
Executive	RSUs	Phantom RSUs	PSUs	Total
Girishchandra K. Saligram	249,852	61,084	499,703	810,639
H. Keith Jennings	115,796	56,620	192,993	365,409
Scott C. Weatherholt(1)	71,170	34,800	118,616	224,586
Joseph H. Mongrain	45,131	33,101	22,565	100,797
Desmond J. Mills	30,879	22,648	15,439	68,966

(1)
Does not include a one-time RSU award granted to Mr. Weatherholt for his expanded responsibilities as our Interim Chief Human Resources Officer. See Grants of Plan Based Awards Table.

Weatherford Accelerating Growth & Efficiency Program
As Weatherford continues to grow and purposefully strides forward on our journey to deliver value to our shareholders, alignment among our management team and our shareholders’ interests is vitally important. In October 2021, to help incentivize and achieve this goal, the Board approved the implementation of the WAGE Program. The WAGE Program is intended to motivate key executives and employees who have critical roles and significant influence on the expected improvement in Company operations over the next few years. Awards granted under the WAGE Program are in the form of PSUs which are earned only upon the sustained achievement of certain share price targets that must be reached within a three-year period which ends on December 31, 2024, with such earned shares cliff vesting at the end of the three-year

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COMPENSATION DISCUSSION AND ANALYSIS
performance period. The WAGE Program PSUs may vest at threshold or target, however there is no ability for the number of units to exceed the target number of units on this one-time award. The underlying metrics are competitively sensitive information; therefore, they will be disclosed only in our future SEC disclosures as the performance period is completed. Further, in order to be eligible to vest, participants must remain employed by the Company through the end of 2024, and there will be no prorated vesting for employees who leave the Company for any reason during the first two years of the performance period.
The number of long-term equity incentive awards granted in the one-time WAGE Program to our NEOs are shown below:
Executive	PSUs (at Target)
Girishchandra K. Saligram	237,529
H. Keith Jennings	95,011
Scott C. Weatherholt	60,570
Joseph H. Mongrain	27,790
Desmond J. Mills	17,102
SHAREHOLDER OUTREACH AND RESULTS
We engage in regular dialogue with our shareholders and potential investors to gain valuable insights into the issues they care most about. Shareholder feedback on subjects including our operational performance, capital structure, executive compensation, energy transition, and other matters have been shared with us and we take these comments under advisement. The results of our discussions are generally reported to the Board and to the applicable Committees.
In addition, we consider the results of the advisory vote on executive compensation at our annual general meeting. An advisory vote on our executive compensation was most recently held at our 2020 AGM where approximately 85% of the votes cast supported our executive compensation program. We continue to engage with our shareholders regarding executive compensation and other matters and welcome further dialogue.
PERQUISITES AND OTHER GENERALLY AVAILABLE BENEFITS AND COMPENSATION
We provide our NEOs with limited perquisites and other personal benefits that we believe are reasonable and consistent with the practices of our peer group. The amounts of these perquisites are shown in the 2021 Summary Compensation Table and the related footnotes. Our NEOs are also eligible for Company-wide benefits on the same basis as other full-time employees. These include a 401(k) plan, and health, medical and welfare programs. Matching contributions to our 401(k) plan were reinstated on March 1, 2021 after being suspended Company-wide in 2020. We also pay life insurance premiums on behalf of the NEOs and each NEO is entitled to severance benefits under our Executive Severance Plan and our Second Amended and Restated Change in Control Severance Plan, each as described below.
EXECUTIVE SEVERANCE PLAN
The Weatherford International plc Executive Severance Plan (the “Executive Severance Plan”) as most recently adopted by the Board, covers certain executive officers selected by the Compensation and Human Resources Committee, including our NEOs. Under the Executive Severance Plan, participants will receive severance payments and benefits if they experience a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Executive Severance Plan). Upon such a termination, participants will be able to receive:
•
an amount equal to (i) one and a half times for the CEO or (ii) one times for other participants (including Messrs. Jennings, Weatherholt, Mongrain, and Mills) the sum of (x) participant’s base salary in effect up to and including the termination date, and (y) the participant’s target bonus, and provided that the amounts in (x) and (y) shall be annualized for any period of employment that is less than one full year;

•
a prorated target annual incentive bonus for the year of termination;

•
continued health and welfare benefits for (i) one and a half years for the CEO, and (ii) one year for other participants (including Messrs. Jennings, Weatherholt, Mongrain and Mills);

•
other severance required by law or contract;

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COMPENSATION DISCUSSION AND ANALYSIS
•
up to six months of outplacement services; and

•
salary and benefits accrued through the date of termination.

To participate in the Executive Severance Plan, participants must execute the Company’s form Confidentiality and Restrictive Covenant Agreement, which provides for a 6-month post-termination non-competition covenant, 12-month post-termination non-solicitation of employees covenant, and perpetual confidentiality and non-disparagement covenants. The receipt of such severance payments and benefits is subject to the execution and non-revocation of a release of claims by the participant.
If we are obligated by law or contract to pay certain other severance pay to a participant, then the amount of severance otherwise payable to a participant would be reduced by the amount of any such other severance actually paid to the participant, but not below zero. The amount of severance, however, would not be reduced by amounts paid under any accelerated vesting, payment or settlement of long-term cash or equity incentive awards payable in connection with a qualifying termination or similar event under the applicable plans.
The Executive Severance Plan may be found at www.weatherford.com by clicking on the “Investor Relations” section, then “Corporate Governance,” then “Corporate Documents,” then searching for “Executive Severance Plan.”
CHANGE IN CONTROL SEVERANCE PLAN
The Second Amended and Restated Weatherford International plc Change in Control Severance Plan (the “CIC Severance Plan”) as adopted by the Board, covers certain executive officers selected by the Compensation and Human Resources Committee, including our NEOs. Under the CIC Severance Plan, participants will receive severance payments and benefits if they experience a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the CIC Severance Plan) in the six months prior to a “Change in Control” (as defined in the CIC Severance Plan) or at any time following a Change in Control while the CIC Severance Plan remains in effect. Under the CIC Severance Plan, in general, a change in control will occur if (i) another person becomes the owner of 50% or more of the combined voting power of our shares, (ii) there is a change in a majority of the members of the then incumbent Board, or (iii) our shareholders approve a merger with another entity in which our shareholders fail to own more than 50% of the combined voting power of the surviving entity. Upon such termination, participants will be able to receive:
•
an amount equal to (i) two and a half times for the CEO, (ii) two times for participants with a title of Executive Vice President (which as of the end of 2021 included Messrs. Jennings, Weatherholt, and Mongrain), or (iii) one times for other participants (which as of the end of 2021 included Mr. Mills) the sum of (x) the higher of the participant’s base salary in effect immediately prior to the Change in Control or the rate of base salary in effect up to and including the termination date, and (y) the participant’s target bonus, and provided that the amounts in (x) and (y) shall be annualized for any period of employment that is less than one full year;

•
a prorated target annual bonus for the year of termination;

•
continued health and welfare benefits for (i) two and a half years, for the CEO, (ii) two years for participants with a title of Executive Vice President (which as of the end of 2021 included Messrs. Jennings, Weatherholt and Mongrain), and (iii) one year for other participants (which as of the end of 2021 included Mr. Mills);

•
other severance required by law or contract;

•
up to six months of outplacement services; and

•
salary and benefits accrued through the date of termination.

To participate in the CIC Severance Plan, participants must execute the Company’s form Confidentiality and Restrictive Covenant Agreement, which provides for a six-month post-termination non-competition covenant, 12-month post-termination non-solicitation of employees covenant and perpetual confidentiality and non-disparagement covenants. The receipt of such severance payments and benefits is subject to the execution and non-revocation of a release of claims by the participant.
If we are obligated by law or contract to pay certain other severance pay to a participant, then we would reduce the amount of severance otherwise payable to the participant by the amount of any such other severance actually paid to the participant, but not below zero. However, the amount of severance would not be reduced by amounts paid under any accelerated vesting, payment or settlement of long-term cash or equity incentive awards payable in connection with a qualifying termination or similar event under the applicable plans.
You may find the Second Amended and Restated Change in Control Severance Policy at www.weatherford.com by clicking on the “Investor Relations” section then “Corporate Governance,” then “Corporate Documents,” then searching for “Change in Control Severance Policy.”

Weatherford International plc – 2022 Proxy Statement   37

COMPENSATION DISCUSSION AND ANALYSIS
CLAWBACK POLICY
The Amended and Restated Weatherford International plc Compensation Clawback Policy (the “Clawback Policy”) as adopted by the Board, authorizes the Company to seek recovery of certain incentive compensation paid to Covered Executives (as defined in the Clawback Policy) including our NEOs. In the event the Company is required to prepare an accounting restatement of the Company’s financial results to comply with federal securities laws or to correct a material error, the Board will review all Performance-based Compensation (as defined in the Clawback Policy) awarded to or earned by a Covered Executive within the preceding three-year period of the fiscal period(s) affected by the restatement. If the Board determines that any such Performance-based Compensation would not have been paid or would have been earned at a lower amount had it been based on the restated financial results, the Board may, within 12 months of such a restatement, seek recoupment from such Covered Executive of the portion of such Performance-based Compensation that is greater than the amount which would have otherwise been awarded or earned had such compensation been calculated on the basis of the restated financial results.
In addition, if the Board determines that a Covered Executive has engaged in any Detrimental Activity (as defined in the Clawback Policy, including fraud, willful misconduct, or gross negligence), the Board, in its reasonable discretion, may, (i) within three years following payment or vesting of any incentive compensation, seek recoupment from such Covered Executive of all or a portion of such compensation and (ii) cancel, or otherwise cause the forfeiture of any unpaid or unvested incentive compensation then held by such Covered Executive that has not been earned.
The Amended and Restated Compensation Clawback Policy may be found at www.weatherford.com by clicking on the “Investor Relations” section, then “Corporate Governance,” then “Corporate Documents,” then searching for “Compensation Clawback Policy.”

38   Weatherford International plc – 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
FURTHER CONSIDERATIONS FOR SETTING EXECUTIVE COMPENSATION
OVERSIGHT OF OUR EXECUTIVE COMPENSATION PRACTICES
Our executive compensation program is administered by the Committee. The Committee currently consists of three non-executive directors: Benjamin C. Duster, IV (Chair), Neal P. Goldman, and Jacqueline C. Mutschler. Currently, and at all times in 2021, all of the persons serving on the Committee were independent, as defined by the standards of Nasdaq, and satisfied the qualification standards of Section 16 of the Exchange Act. The members of the Committee draw upon a combination of their respective business experience, other board service and advice from our independent compensation consultant to keep themselves abreast of current trends and best practices in the area of executive compensation.
The Committee is responsible for, among other functions, reviewing and approving the total compensation for our NEOs consistent with the philosophy and objectives described above.
COMPENSATION CONSULTANTS AND INDEPENDENCE
As set forth in its charter, the Committee has the authority to retain and terminate compensation consultants to provide advice to the Committee. You may find the Committee’s charter at www.weatherford.com by clicking on the “Investor Relations” section, then “Corporate Governance,” then “Corporate Documents” then searching for “Compensation and Human Resources Committee Charter.” The Committee has retained LB&Co. as its independent compensation consultant to advise on our executive compensation and independent, non-employee director compensation matters. In addition, LB&Co. provides information, analyses, advice, and independent support and guidance for the Company’s compensation practices. Nasdaq has adopted guidelines for compensation committees to consider when identifying Committee advisor independence. The Committee reviewed these guidelines and determined that LB&Co. is an independent consultant, and LB&Co. does not perform services for the Company other than those related to executive and non-employee director compensation.
Our management communicates with LB&Co. and provides data to LB&Co. regarding our executive officers but does not direct LB&Co. activities. LB&Co. has not performed or provided compensation services in the past to our management.
RISK ANALYSIS OF OUR COMPENSATION PROGRAMS
The Committee regularly monitors and annually reviews our executive compensation program to determine, in consultation with LB&Co., whether the elements of the program are consistent with our executive compensation objectives and principles. As part of this review, the Committee evaluates whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs. If the program elements are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on the Company, the elements are adjusted as necessary.

Weatherford International plc – 2022 Proxy Statement   39

COMPENSATION DISCUSSION AND ANALYSIS
Following the Committee’s annual review in 2021, it was concluded that there were no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered the following:
Program Attribute	Risk-Mitigating Effect
The compensation mix between fixed and variable components and levels, and the balance between short-term and long-term variable compensation are reasonable and appropriate
Competitive levels of fixed compensation eliminate any day-to-day personal concerns, while variable compensation ensures our executives are appropriately motivated and rewarded both in the short and long-term

The quality and reasonableness of incentive plan performance goals and payout formulas
Threshold, target and maximum performance and payout levels, funding formulas are not extreme, and goals are set within reach, thereby mitigating the likelihood of excessive risk taking in order to achieve a compensation result

The nature and breadth of the performance metrics that govern incentive compensation throughout the Company	Encourages executives to avoid sacrificing short-term performance for long-term performance and vice versa
The existence of a clawback policy
Subjects executives to a requirement to surrender any undue incentive compensation that was paid on the basis of financial results that were required to be restated (other than as a result of a change in the applicable accounting rules or interpretations)

The existence of Anti-Pledging & Anti-Hedging Policies	Ensures the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions
The existence of robust share ownership guidelines	Provides a clear link between the economic interests of executives and shareholders over the long-term
Use of an independent compensation consultant that performs no other services for the Company	Helps ensure advice will not be influenced by conflicts of interest
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Committee’s current members are all independent, non-employee directors as of the date hereof. None of the current Committee members has served as an officer or employee of the Company.
COMMITTEE REPORT
The Committee believes executive compensation should be based on performance, and Weatherford’s executive pay program implements that belief. Our program is designed to hold our executives accountable for results and to reward them for achieving their targets. The Compensation Discussion and Analysis included above describes the Committee’s decisions regarding our executives’ compensation for 2021 and how those decisions support and implement our philosophy.
We have reviewed the Compensation Discussion and Analysis and discussed it with management, and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Benjamin C. Duster, IV (Chair)	Neal P. Goldman	Jacqueline C. Mutschler

40   Weatherford International plc – 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES
2021 SUMMARY COMPENSATION TABLE
This table shows the total compensation paid for the years ended December 31, 2021, 2020 and 2019 to our NEOs, including one former executive officer. Information is not provided (i) for 2019 for Messrs. Saligram, Jennings and Weatherholt and (ii) for 2020 and 2019 for Messrs. Mongrain and Mills because they were not NEOs in those years.
Name and Principal Position	Year	Salary ($)	Bonus ($)(7)	Stock Awards ($)(8)	Non-Equity (Cash) Incentive ($)(9)	All Other Compensation ($)(10)	Total ($)
Girishchandra K. Saligram(1) President and CEO	2021	837,500	—	9,296,759	2,444,375	12,435	12,591,069
	2020	184,375	400,000	833,896	307,318	688	1,726,277

H. Keith Jennings(2) Executive Vice President and Chief Financial Officer	2021	500,000	290,000	3,954,913	1,137,500	11,676	5,894,089
	2020	166,667	250,000	—	220,537	150,738	787,942

Scott C. Weatherholt(3) Executive Vice President, General Counsel and Chief Compliance Officer	2021	417,621	55,000	2,512,446	845,750	10,772	3,841,589
	2020	194,792	200,000	—	212,726	620	608,138

Joseph H. Mongrain(4) Executive Vice President and Chief People Officer	2021	291,111	—	1,602,672	354,453	12,132	2,260,368

Desmond J. Mills (5) Senior Vice President and Chief Accounting Officer	2021	258,611	2,500	1,059,176	297,863	119,475	1,737,625

Karl Blanchard (6) Former Office of the Chief Executive, Interim CEO, Executive Vice President and Chief Operating Officer	2021	116,667	740,592	—	300,000	836,524	1,993,783
	2020	672,955	2,221,776	—	972,955	15,354	3,883,040
	2019	700,000	—	—	2,506,588	17,687	3,224,275

(1)
Mr. Saligram was appointed as our President and CEO effective October 12, 2020.

(2)
Mr. Jennings was appointed as our Executive Vice President and Chief Financial Officer effective September 1, 2020.

(3)
Mr. Weatherholt was appointed as our Executive Vice President, General Counsel and Chief Compliance Officer effective July 23, 2020. Effective January 1, 2021, Mr. Weatherholt was appointed as the Interim Chief Human Resources Officer of the Company until Mr. Mongrain was appointed to the role on March 22, 2021.

(4)
Mr. Mongrain was appointed as our Senior Vice President and Chief Human Resources Officer effective March 22, 2021 and was promoted to Executive Vice President and Chief People Officer effective November 1, 2021.

(5)
Mr. Mills was appointed as our Vice President and Chief Accounting Officer effective April 15, 2021 and promoted to Senior Vice President and Chief Accounting Officer effective November 1, 2021.

(6)
Mr. Blanchard joined the Company in 2017 as our Executive Vice President and Chief Operating Officer. On June 7, 2020, Mr. Blanchard was appointed to the Office of the Chief Executive, together with Mr. Christian A. Garcia, upon the departure of prior CEO. Effective June 16, 2020, Mr. Blanchard was appointed as our Interim CEO until Mr. Saligram joined the Company on October 12, 2020 at which time Mr. Blanchard resumed his duties as our Executive Vice President and Chief Operating Officer. Mr. Blanchard also was appointed as our interim Principal Financial Officer upon Mr. Garcia’s resignation in August 2020 until Mr. Jennings joined the Company on September 1, 2020. Mr. Blanchard retired from the Company effective February 26, 2021.

(7)
For Mr. Jennings, the amount represents the portion of his cash sign-on bonus paid in 2021 of $250,000 plus a bonus for leadership in the 2021 debt refinancing transactions of $40,000. For Mr. Weatherholt, the amount represents a bonus of $30,000 for his expanded responsibilities as our Interim Chief Human Resources Officer for a period of time during 2021 prior to Mr. Mongrain joining the Company, plus a bonus for leadership in the 2021 debt refinancing transactions of $25,000. For Mr. Mills, the amount represents a bonus for leadership in the 2021 debt refinancing transactions of $2,500. For Mr. Blanchard, the amount represents monthly cash payments of $370,296 in consideration of his expanded responsibilities effective June 10, 2020, which were payable on the 15th day of each month from July 15, 2020 through February 15, 2021.

(8)
For the 2021 fiscal year, the grant date fair value of RSU, PSU, and Phantom RSU awards was determined based on the closing price of our shares on the date of grant in accordance with FASB ASC Topic 718, except for the WAGE Program PSUs where the grant date fair value was determined through the use of the Company’s Monte Carlo simulation model. The assumptions used in the Monte Carlo simulation included a weighted average risk-free rate of 0.82%, volatility of 55% and a zero dividend yield. All PSUs reflected in the Summary Compensation Table are based upon target achievement. The highest level of performance for the WAGE Program PSUs is target (which is the value reflected in the main Summary Compensation Table) and therefore, the WAGE Program PSUs are not included in the table below. The table below shows the hypothetical grant date fair value of the non WAGE Program PSUs, assuming the highest level of performance (maximum) is achieved.

Weatherford International plc – 2022 Proxy Statement   41

EXECUTIVE COMPENSATION TABLES
Named Executive	Stock Awards ($)
Saligram	5,736,590
Jennings	2,215,560
Weatherholt	1,361,712
Mongrain	474,316
Mills	324,528
Blanchard	—

(9)
During 2021, each of our current NEOs received cash awards under our STI Plan and each of Messrs. Saligram, Jennings, and Weatherholt received a cash payment according to their respective awards agreements under our LTCIP. Payments to each of the eligible NEOs under the STI Plan and LTCIP (as applicable) were paid in the first quarter of 2022 for the time-based portion of their LTCIP award in 2021, except for Mr. Blanchard who received his LTCIP payment in 2021. The amounts listed in Non-Equity (Cash) Incentive consist of the following:

Named Executive	2021 STI ($)	2020 LTCIP ($)
Saligram	2,093,750	350,625
Jennings	975,000	162,500
Weatherholt	745,875	99,875
Mongrain	354,453	—
Mills	297,863	—
Blanchard	—	300,000

(10)
All Other Compensation for 2021 consists of the following:

Named Executive	401(k) Match(1) ($)	Life Insurance Premium ($)	Relocation and Geographic Differential(2) ($)	Tax Gross-Up & Other Taxes Paid(3) ($)	Severance(4) ($)	Total ($)
Saligram	9,667	2,768	—	—	—	12,435
Jennings	9,667	2,009	—	—	—	11,676
Weatherholt	9,667	1,105	—	—	—	10,772
Mongrain	9,667	2,465	—	—	—	12,132
Mills	9,667	798	81,958	27,052	—	119,475
Blanchard	—	858	—	—	835,666	836,524

(1)
Amounts shown represent the Company contributions to the U.S. 401(k) plan for each of the NEOs.

(2)
Amount shown represents the relocation expenses reimbursed or paid by the Company in accordance with the Company’s Domestic Relocation Business Practice (U.S.) in connection with Mr. Mills’ relocation to Houston.

(3)
Amount shown represents the payment by the Company of taxes related to certain relocation expenses reimbursed or paid by the Company in accordance with the Company’s Domestic Relocation Business Practice (U.S.) in connection with Mr. Mills’ relocation to Houston.

(4)
Severance represents an agreed amount paid in settlement to Mr. Blanchard in satisfaction of any amounts owed to him in connection with retirement and departure from the Company.

42   Weatherford International plc – 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES
GRANTS OF PLAN-BASED AWARDS
The following table provides information regarding plan-based awards granted in 2021 to the current NEOs.
		Estimated Future Payouts Under Non-Equity (Cash) Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Share Awards ($)
Name	Grant Date(4)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Girishchandra K. Saligram	Jan. 4	523,438	1,046,875	2,093,750
	Jan. 4(3)				249,852	499,703	999,406		2,868,295
	Jan. 4(4)							249,852	1,434,150
	Jan. 4(5)							61,084	350,622
	Nov. 1(6)				118,765	237,529	237,529		4,643,692
H. Keith Jennings	Jan. 4	250,000	500,000	1,000,000
	Jan. 4(3)				96,497	192,993	385,986		1,107,780
	Jan. 4(4)							115,796	664,669
	Jan. 4(5)							56,620	324,999
	Nov. 1(6)				47,506	95,011	95,011		1,857,465
Scott C. Weatherholt	Jan. 4	191,250	382,500	765,000
	Jan. 4(3)				59,308	118,616	237,232		680,856
	Jan. 4(4)							71,170	408,516
	Jan. 4(5)							34,800	199,752
	Feb. 25(7)							3,392	39,178
	Nov. 1(6)				30,285	60,570	60,570		1,184,144
Joseph H. Mongrain	Mar. 22	94,521	189,042	378,084
	Apr. 15(3)				11,283	22,565	45,130		237,158
	Apr. 15(8)							45,131	474,327
	Apr. 15(9)							33,101	347,892
	Nov. 1(6)				13,895	27,790	27,790		543,295
Desmond J. Mills	Mar. 22	76,375	152,750	305,500
	Apr. 15(3)				7,720	15,439	30,878		162,264
	Apr. 15(8)							30,879	324,538
	Apr. 15(9)							22,648	238,030
	Nov. 1(6)				8,551	17,102	17,102		334,344

(1)
Represents potential payments for the year ended December 31, 2021 under the terms of the STI Plan. See “Elements of Our Executive Compensation Program — Annual Cash Incentive Compensation” in the CD&A section of this Proxy Statement for more information including specific payments for 2021.

(2)
The number of ordinary shares shown represents the aggregate threshold, target, and maximum payment levels with respect to the grant of PSUs under the 2019 EIP and subject to the attainment of specific performance criteria. The number of shares shown in the Threshold column reflects a payout of 50% of the number of PSUs granted. The number of shares shown in the Target column reflects a payout of 100% of the number of PSUs granted. For all PSUs other than those granted in November 2021, the number of shares shown in the Maximum column reflects the highest possible payout of 200% of the number of PSUs granted. For the WAGE Program PSUs granted in November 2021, the maximum payout under the award agreements is the Target amount, and the Maximum column reflects the same amount as at Target. The number of shares earned will be determined by linear interpolation if the performance results are between threshold and target, or target and maximum, up to the maximum number of shares shown in the Maximum column.

(3)
Represents PSUs granted under the 2019 EIP. The number of shares will be determined based on the achievement of the specified performance metrics of Adjusted EBITDA Percentage and Operating Cash Flow Conversion percentage over the two-year performance period beginning January 1, 2021 and ending December 31, 2022. The grant date fair value of each award is based on the closing share price of the Company’s ordinary shares on the date of grant multiplied by the Target number of shares granted, in accordance with FASB ASC Topic 718.

(4)
Represents RSUs granted under the 2019 EIP. These shares vest in two equal installments on each of January 4, 2022 and January 4, 2023. The grant date fair value of each award is based on the closing share price of the Company’s ordinary shares on the date of grant in accordance with FASB ASC Topic 718.

(5)
Represents Phantom RSUs granted under the 2019 EIP. The value shown reflects the grant date fair value of the shares in accordance with FASB ASC Topic 718. These shares vest in two equal installments on January 4, 2022 and 2023 and can be settled all in shares, all in cash, or in any combination of shares and cash at the Committee’s sole discretion. If settled in cash, the cumulative maximum cash payout under the award agreements is capped at a predetermined amount.

(6)
Represents PSUs granted under the terms of the WAGE Program under the 2019 EIP. The share amount shown in Threshold column reflects the minimum number of shares that could be earned (other than none) by achieving a market-based share price performance goal. The share amount shown in Target and Maximum columns reflects the target number of shares granted as there is no opportunity to earn more than target if the performance goal is achieved. The value shown reflects the grant date fair value of the target number of shares in accordance with FASB ASC Topic 718. Any units earned by achieving the required share price performance targets will cliff vest at the end of the performance period on December 31, 2024.

Weatherford International plc – 2022 Proxy Statement   43

EXECUTIVE COMPENSATION TABLES
(7)
Represents RSUs granted under the 2019 EIP to Mr. Weatherholt for his expanded responsibilities as our Interim Chief Human Resources Officer for a period of time during 2021 prior to Mr. Mongrain joining the Company. These shares vest in two equal installments on each of February 25, 2022 and February 25, 2023. The grant date fair value of each award is based on the closing share price of the Company’s ordinary shares on the date of grant in accordance with FASB ASC Topic 718.

(8)
Represents RSUs granted under the 2019 EIP. These shares vest in two equal installments on each of April 15, 2022 and April 15, 2023. The grant date fair value of each award is based on the closing share price of the Company’s ordinary shares on the date of grant in accordance with FASB ASC Topic 718.

(9)
Represents Phantom RSUs granted under the 2019 EIP. The value shown reflects grant date fair value of the shares in accordance with FASB ASC Topic 718. These shares vest in two equal tranches on April 15, 2022 and April 15, 2023 and can be settled all in shares, all in cash, or in any combination of shares and cash at the Committee’s sole discretion. If settled in cash, the maximum cumulative cash payout under the award agreements is capped at a predetermined amount.

44   Weatherford International plc – 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021
The following table provides information about the number of outstanding equity awards held by our NEOs at December 31, 2021.
	Stock Awards
Name	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Girishchandra K. Saligram	112,994(2)	3,132,194
	249,852(3)	6,925,897
			999,406(4)	27,703,534
	61,084(5)	1,693,248
			118,765(6)	3,292,166
H. Keith Jennings	115,796(3)	3,209,865
			385,986(4)	10,699,532
	56,620(5)	1,569,506
			47,506(6)	1,316,866
Scott C. Weatherholt	71,170(3)	1,972,832
			237,232(4)	6,576,071
	34,800(5)	964,656
	3,392(7)	94,026
			30,285	839,500
Joseph H. Mongrain	45,131(8)	1,251,031
			45,130(4)	1,251,004
	33,101(9)	917,560
			13,895(6)	385,169
Desmond J. Mills	30,879(8)	855,966
			30,878(4)	855,938
	22,648(9)	627,803
			8,551(6)	237,034

(1)
For PSUs granted on January 4 and April 15, 2021, the number of shares or units reported and the payout value reported are based upon achieving the maximum performance level, which is 200% of the PSUs granted. For PSUs granted on November 1, 2021, the number of units reported and the payout value are based on achieving Threshold performance level, which is 50% of the PSU granted.

(2)
RSUs vest in equal installments on October 12, 2022 and 2023.

(3)
RSUs vest in equal installments on January 4, 2022 and 2023.

(4)
PSUs are eligible to cliff vest on December 31, 2022, subject to the attainment of applicable performance objectives.

(5)
Phantom RSUs vest in two equal installments on January 4, 2022 and 2023 and can be settled all in cash, all in shares, or in any combination of cash and shares at the sole discretion of the Committee. If settled in cash, the maximum cumulative cash payout under the award agreements is capped at a predetermined amount. These awards were settled all in cash at the maximum cash payout on January 4, 2022 and the remaining unvested Phantom RSUs will not vest and have been cancelled.

(6)
PSUs are eligible to cliff vest on December 31, 2024 subject to the attainment of applicable performance objectives.

(7)
RSUs vest in equal installments on February 25, 2022 and 2023.

(8)
RSUs vest in equal installments on April 15, 2022 and 2023.

(9)
Phantom RSUs vest in two equal tranches on April 15, 2022 and 2023 and can be settled all in cash, all in shares, or in any combination of cash and shares at the sole discretion of the Committee. If settled in cash, the maximum cumulative cash payout under the award agreements is capped at a predetermined amount. These awards were settled all in cash at the maximum cash payout on April 15, 2022 and the remaining unvested Phantom RSUs will not vest and have been cancelled.

Weatherford International plc – 2022 Proxy Statement   45

EXECUTIVE COMPENSATION TABLES
OPTION EXERCISES AND SHARES VESTED IN 2021
The following table provides information about option awards and stock awards that vested, and the value realized on exercise and vesting by our NEOs during 2021.
Share Awards
Name	Number of Shares/Units Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
Girishchandra K. Saligram	225,988	3,337,278
H. Keith Jennings	—	—
Scott C. Weatherholt	—	—
Joseph H. Mongrain	—	—
Desmond J. Mills	—	—
Karl Blanchard	—	—

(1)
Calculated by multiplying the number of ordinary shares by the market value of the underlying shares on the date of vesting.

46   Weatherford International plc – 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following table lists the compensation and benefits that Weatherford would provide to our current NEOs in various scenarios involving a termination of employment or upon a change of control. Compensation and benefits generally available to salaried employees are not included in the below. As described previously in this Proxy Statement, all NEOs are covered under our Executive Severance Plan and CIC Severance Plan. The following summary is qualified in its entirety by the terms of the applicable Executive Severance Plan, CIC Severance Plan, 2020 LTCIP, 2019 EIP, and the applicable individual award agreements entered into with each NEO.
Termination / Change in Control Scenarios
	Retirement, Resignation or Termination with Cause	Death or Disability	Termination without Cause or with Good Reason		Change in Control without Termination of Employments	Change in Control with Termination of Employment without Cause or for Good Reason
Compensation Elements	All NEOs	All NEOs	CEO	NEOs other than CEO	All NEOs	CEO	NEOs other than CEO
Base Salary	Paid through date of termination(1)	Paid through date of termination(1)	Paid through date of termination	Paid through date of termination	Continues	Paid through date of termination	Paid through date of termination
Cash Severance	Forfeited(1)	None(1)	(a) 1.5x the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date	(a) 1.0x the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date	None	(a) 2.5x the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date(2)	(a) 2.0x (1.0x for Mr. Mills) the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date(2)
2021 STI Plan — Annual Cash Incentive Compensation	Forfeited(3)	Forfeited(3)	Forfeited(3)	Forfeited(3)	Continues	Forfeited(3)	Forfeited(3)
Awards under 2020 LTCIP	Any portion of the Cash Award that is vested but not yet paid as of the date of termination(4)	Any portion of the Cash Award that is vested but not yet paid as of the date of termination	Any portion of the Cash Award that is vested but not yet paid as of the date of termination	Any portion of the Cash Award that is vested but not yet paid as of the date of termination	Continues	Any portion of the Cash Award that is vested but not yet paid as of the date of termination	Any portion of the Cash Award that is vested but not yet paid as of the date of termination
RSUs	Forfeited	Immediate acceleration and vesting	Pro-rated vesting of next unvested tranche	Pro-rated vesting of next unvested tranche	No accelerated vesting	Immediate acceleration and vesting	Immediate acceleration and vesting
PSUs	Forfeited	Vests at end of performance period based on actual performance; accelerated vesting at Committee’s discretion	Pro-rated vesting based on actual performance at the end of the performance period	Pro-rated vesting based on actual performance at the end of the performance period	No accelerated vesting	Earned and vested based on actual performance through the date of termination; accelerated vesting at Committee’s discretion	Earned and vested based on actual performance through the date of termination; accelerated vesting at Committee’s discretion
Phantom RSUs	Forfeited	Immediate acceleration and vesting	Pro-rated vesting of next unvested tranche	Pro-rated vesting of next unvested tranche	No accelerated vesting	Immediate acceleration and vesting	Immediate acceleration and vesting

Weatherford International plc – 2022 Proxy Statement   47

EXECUTIVE COMPENSATION TABLES
Termination / Change in Control Scenarios
	Retirement, Resignation or Termination with Cause	Death or Disability	Termination without Cause or with Good Reason		Change in Control without Termination of Employments	Change in Control with Termination of Employment without Cause or for Good Reason
Compensation Elements	All NEOs	All NEOs	CEO	NEOs other than CEO	All NEOs	CEO	NEOs other than CEO
WAGE Program PSUs	Forfeited	Vests at end of performance period based on actual performance; accelerated vesting at Committee’s discretion	Forfeited if before January 1, 2024; if on or after January 1, 2024, pro-rated vesting at end of performance period based on actual performance	Forfeited if before January 1, 2024; if on or after January 1, 2024, pro-rated vesting at end of performance period based on actual performance	Vests at Target at end of performance period based on actual performance at specified Change in Control metric; accelerated vesting at Committee’s discretion	Vests at Target at time of Change in Control based on actual performance at specified Change in Control metric; accelerated vesting at Committee’s discretion	Vests at Target at time of Change in Control based on actual performance at specified Change in Control metric; accelerated vesting at Committee’s discretion
Health, Welfare and Other Benefits	None	None	18 months of continued dental and health benefits; outplacement services for a period of 6 months	12 months of continued dental and health benefits; outplacement services for a period of 6 months	Continues	2.5 years of continued dental and health benefits; outplacement services for a period of 6 months	2 years (1 year for Mr. Mills) of continued dental and health benefits; outplacement services for a period of 6 months

(1)
Under the Executive Severance Plan, benefits are only payable in the event of a “Qualifying Termination” which is defined as a termination by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Executive Severance Plan).

(2)
Under the terms of the CIC Severance Plan, “Annual Bonus” is defined as the NEO’s annual bonus under the then-current non-equity incentive compensation plan.

(3)
An NEO must be continuously employed by the Company on the payment date in order to receive a payment. Therefore, if an NEO retires or resigns, any unpaid Cash Award, whether vested or unvested, is forfeited as of their date of termination.

(4)
Under the LTCIP and LTCIP award agreements, all Cash Awards are forfeited if the NEO is terminated for Cause.

48   Weatherford International plc – 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES
ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The table below describes the value of compensation and benefits payable to each current NEO upon termination that would exceed the compensation or benefits generally available to salaried employees. Benefits and payments are calculated assuming the triggering event occurred on December 31, 2021, and using the closing market price of our ordinary shares as of that date. The following includes the various types of circumstances that would trigger payments and benefits under plans, agreements and arrangements currently in effect. Reasonable estimates are provided where appropriate. It is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change of control. No information is provided in this table with regard to potential payments to former employees listed as NEOs in this Proxy Statement if such NEO received payments prior to December 31, 2021; these actual payments are described in “2021 Summary Compensation Table” on page 41. A zero (0) or “—” indicates either that there is no amount payable to the NEO, or the amount payable is generally available for both the NEOs and all salaried employees.
	Hypothetical Event
Girishchandra K. Saligram	Retirement or Resignation	Termination for Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$—	$4,084,375	$6,109,375
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
Long-Term Cash Incentive Compensation(3)	$350,625	$—	$350,625	$350,625	$350,625
RSUs — Unvested and Accelerated(4)	$—	$—	$10,058,091	$3,768,201	$10,058,091
PSUs — Unvested and Accelerated(5)	$—	$—	$13,851,767	$6,887,699	$27,703,534
Phantom RSUs — Unvested and Accelerated(6)	$—	$—	$701,244	$701,244	$701,244
WAGE Program PSUs — Unvested and Accelerated(7)	$—	$—	$6,584,304	$—	$—
Welfare and Other Benefits	$—	$—	$—	$20,331	$33,884
Clawback of Sign-on Bonus and Relocation Allowances(8)	$(200,000)	$(200,000)	$—	$—	$—
Total	$150,625	$(200,000)	$31,546,031	$15,812,475	$44,956,753

(1)
Under the Executive Severance Plan, an NEO is only eligible for severance payments in the event their employment is terminated by the Company without Cause or by the NEO for Good Reason.

(2)
Under the STI Plan, an NEO forfeits any rights to a payment under the STI Plan if their employment with the Company terminates for any reason prior to the date on which the payment under the STI Plan for the applicable plan year is actually paid.

(3)
Under the LTCIP, in the event that an NEO terminates their employment without Good Reason (including in the event of retirement or resignation), they are eligible to receive payment for any portion of their award that has vested. Because a portion of the awards vest on December 31, 2021, they are included. However, in the event that the NEOs employment is terminated for Cause, all awards are forfeited, and therefore there would be no payment.

(4)
In the event of Death or Disability or a Change in Control Termination without Cause or for Good Reason, all unvested RSUs will accelerate and vest. In the event of a Termination without Cause of for Good Reason without a Change in Control, a pro-rated portion of the next unvested tranche will accelerate and vest. Number of shares valued at the closing price on December 31, 2021 which was $27.72.

(5)
In the event of Death or Disability, all unvested PSUs will vest at end of performance period based on actual performance. In the event of a Termination without Cause or for Good Reason without a Change in Control, a pro-rated portion of the unvested PSUs will vest at the end of the performance period based on actual performance. In the event of a Termination without Cause or for Good Reason with a Change in Control, all unvested PSUs will vest as of the day of termination based on actual performance through the day of termination. Amounts assume that the performance metrics are achieved at target during the course of the performance period and the award vests and is paid at the end of the applicable performance period for each award. Number of shares valued at the closing price on December 31, 2021 which was $27.72.

(6)
In the event of Death or Disability or a Change in Control Termination without Cause or for Good Reason, all unvested Phantom RSUs will accelerate and vest. In the event of a Termination without Cause of for Good Reason without a Change in Control, a pro-rated portion of the next unvested tranche of Phantom RSUs will accelerate and vest. Based on the decision of the Committee that all Phantom RSUs will be settled all in cash, cumulative cash payout is subject to the relevant predetermined amount for each NEO.

Weatherford International plc – 2022 Proxy Statement   49

EXECUTIVE COMPENSATION TABLES
(7)
Awards vest at the end of the performance period based on the actual achievement of the relevant performance metrics. Amounts assume vesting at Target and values the shares at the closing price on December 31, 2021 which was $27.72. In the case of Termination without Cause or for Good Reason, there is no amount reflected because those awards are only prorated after January 1, 2024. In the case of a Change in Control with a termination without Cause or for Good Reason, there is no amount reflected, because the relevant metric as of the deemed date of termination had not been achieved.

(8)
For Mr. Saligram, amount represents the cash portion of his sign-on bonus paid upon commencement of employment that must be partially repaid if his employment is terminated other than for an involuntary termination without Cause, a voluntary resignation for Good Reason, or a termination due to death or disability after the first 12 months and before 24 months of payment. For Mr. Jennings, amount represents the portions of his cash sign-on bonus and relocation allowance that must be partially repaid if he voluntarily resigns or is involuntarily terminated for cause after 12 months and before 24 months of payment. For Mr. Weatherholt, the amount represents the portion of his cash sign-on bonus that must be partially repaid if he voluntarily resigns or is involuntarily terminated for cause after 12 months and before 24 months of payment.

	Hypothetical Event
H. Keith Jennings	Retirement or Resignation	Termination for Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$—	$1,500,000	$2,500,000
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
Long-Term Cash Incentive Compensation(3)	$162,500	$—	$162,500	$162,500	$162,500
RSUs — Unvested and Accelerated(4)	$—	$—	$3,209,865	$1,587,330	$3,209,865
PSUs — Unvested and Accelerated(5)	$—	$—	$5,349,766	$2,660,122	$10,699,532
Phantom RSUs — Unvested and Accelerated(6)	$—	$—	$649,998	$649,998	$649,998
WAGE Program PSUs — Unvested and Accelerated(7)	$—	$—	$2,633,705	$—	$—
Welfare and Other Benefits	$—	$—	$—	$13,554	$27,108
Clawback of Sign-on Bonus and Relocation Allowances(8)	$(325,000)	$(325,000)	$—	$—	$—
Total	$(162,500)	$(325,000)	$12,005,834	$6,573,504	$17,249,003
For footnotes, see table for Mr. Saligram, above.
	Hypothetical Event
Scott C. Weatherholt	Retirement or Resignation	Termination for Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$—	$1,190,000	$1,997,500
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
Long-Term Cash Incentive Compensation(3)	$99,875	$—	$99,875	$99,875	$99,875
RSUs — Unvested and Accelerated(4)	$—	$—	$2,066,859	$1,015,384	$2,066,859
PSUs — Unvested and Accelerated(5)	$—	$—	$3,288,036	$1,634,953	$3,288,036
Phantom RSUs — Unvested and Accelerated(6)	$—	$—	$399,504	$399,504	$399,504
WAGE Program PSUs — Unvested and Accelerated(7)	$—	$—	$1,679,000	$—	$—
Welfare and Other Benefits	$—	$—	$—	$13,554	$27,108
Clawback of Sign-on Bonus and Relocation Allowances(8)	$(100,000)	$(100,000)	$—	$—	$—
Total	$(125)	$(100,000)	$7,533,274	$4,353,270	$7,878,882
For footnotes, see table for Mr. Saligram, above.

50   Weatherford International plc – 2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES
	Hypothetical Event
Joseph H. Mongrain	Retirement or Resignation	Termination for Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$—	$871,542	$1,554,042
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
Long-Term Cash Incentive Compensation(3)	$—	$—	$—	$—	$—
RSUs — Unvested and Accelerated(4)	$—	$—	$1,251,031	$445,571	$1,251,031
PSUs — Unvested and Accelerated(5)	$—	$—	$625,502	$260,208	$1,251,004
Phantom RSUs — Unvested and Accelerated(6)	$—	$—	$380,000	$328,795	$380,000
WAGE Program PSUs — Unvested and Accelerated(7)	$—	$—	$770,339	$—	$—
Welfare and Other Benefits	$—	$—	$—	$8,907	$17,814
Clawback of Sign-on Bonus and Relocation Allowances(8)	$—	$—	$—	$—	$—
Total	$—	$—	$3,026,872	$1,915,023	$4,453,891
For footnotes, see table for Mr. Saligram, above.
	Hypothetical Event
Desmond J. Mills	Retirement or Resignation	Termination for Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$—	$746,750	$746,750
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
Long-Term Cash Incentive Compensation(3)	$—	$—	$—	$—	$—
RSUs — Unvested and Accelerated(4)	$—	$—	$855,966	$304,865	$855,966
PSUs — Unvested and Accelerated(5)	$—	$—	$427,969	$178,018	$855,938
Phantom RSUs — Unvested and Accelerated(6)	$—	$—	$260,000	$224,961	$260,000
WAGE Program PSUs — Unvested and Accelerated(7)	$—	$—	$474,067	$—	$—
Welfare and Other Benefits	$—	$—	$—	$13,554	$13,554
Clawback of Sign-on Bonus and Relocation Allowances(8)	$—	$—	$—	$—	$—
Total	$—	$—	$2,018,002	$1,468,148	$2,732,208
For footnotes, see table for Mr. Saligram, above.

Weatherford International plc – 2022 Proxy Statement   51

PAY RATIO
2021 CEO PAY RATIO DISCLOSURE
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees, excluding our CEO (the “Pay Ratio Rule”).
Pay Ratio Calculation Method:
For 2021, for purposes of the Pay Ratio Rule, the total compensation of Mr. Saligram, our President and CEO, was $12,591,069 and the median employee’s total annual compensation was $40,653. The resulting ratio of our CEO’s pay to our median employee’s pay for fiscal year 2021 is 310:1. As Mr. Saligram received a one-time award under the WAGE Program, we also evaluated the CEO pay ratio of our CEO’s pay to our median employee’s pay for fiscal year 2021 with the exclusion of this one-time award which would have been 195:1. For purposes of the Pay Ratio Rule, we calculated the total annual compensation of our CEO and the median employee for 2021 in accordance with the Pay Ratio rules.
Due to changes in our employee population and our CEO, we are not using the same median employee as in prior years. In determining the applicable median salary, as permitted by the Pay Ratio Rule, we excluded 50 or 0.29%, of our total employees who are non-U.S. employees from the total employee population under the “de minimis exception” exclusion for purposes of determining the median employee. The excluded countries, along with the number of employees in each country, are as follows:
•
Albania – 12

•
Bermuda – 1

•
Cameroon – 7

•
Ecuador – 1

•
Kenya – 1

•
Mauritius – 1

•
Myanmar – 1

•
Philippines – 3

•
Poland – 6

•
Turkey – 16

•
Uzbekistan – 1

Next, for all other non-U.S. employees paid in local non-U.S. currency, salaries were denominated in U.S. dollars by applying applicable currency exchange rates in place on December 31, 2021. This currency exchange was necessary for comparison to our CEO pay which is denominated in U.S. dollars. We then identified the median employee based on a tabulation of year-to-date earnings for all included employees on December 31, 2021, the last day of our fiscal year. To identify employees subject to the Pay Ratio Rule, we started with a total employee population of 17,185, including full-time, part-time and seasonal workers of the Company and its consolidated subsidiaries. Employees on unpaid leave of absence were excluded and wages and salaries were annualized for those fulltime employees that were not employed for the full year 2021.
We used total annual cash compensation as reported in our payroll systems on December 31, 2021 to prepare a listing of the compensation of all employees. Total annual cash compensation included salary (fixed and hourly), overtime pay, bonuses and incentives. From this list, we identified several employees with compensation at the median of the annual total compensation of all employees. The median employee, residing in the same jurisdiction (the U.S.) as our CEO (in order to approximate the cost of living), was chosen from this group of employees.

52   Weatherford International plc – 2022 Proxy Statement

OTHER INFORMATION
SHARE OWNERSHIP
SHARES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
This table shows the number and percentage of ordinary shares beneficially owned by each of our current NEOs and each of our directors and all of our executive officers and directors as a group as of April 12, 2022. Each person has sole voting and investment power for the shares shown below.
Name	Number of Shares Owned	Right to Acquire(1)	Total Shares Beneficially Owned	Percentage of Outstanding Shares(2)
Girishchandra K. Saligram	212,569	—	212,569	*
H. Keith Jennings	40,229	—	40,229	*
Scott C. Weatherholt	27,686	—	27,686	*
Joseph H. Mongrain	—	22,566	22,566	*
Desmond J. Mills	—	15,440	15,440	*
Charles M. Sledge	43,697	—	43,697	*
Benjamin C. Duster, IV	29,929	—	29,929	*
Neal P. Goldman	29,929	—	29,929	*
Jacqueline Mutschler	29,929	—	29,929	*
All directors and executive officers as a group (9 persons)	413,968	38,006	451,974	*

*
Less than 1%.

(1)
Includes ordinary shares that can be acquired through RSUs that will vest on April 15, 2022.

(2)
The percentage indicated is based on 70,493,949 outstanding shares as of April 12, 2022.

Weatherford International plc – 2022 Proxy Statement   53

OTHER INFORMATION
SHARES OWNED BY CERTAIN BENEFICIAL HOLDERS
This table shows information for each person who may be deemed to beneficially own 5% or more of our outstanding ordinary shares as of April 18, 2022, as contained in filings made by the shareholder with the SEC or as otherwise set forth below.
Name and Address of Beneficial Owner	Number of Shares	Percent of Outstanding Shares(1)
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	6,972,399(2)	9.89%
Oaktree Capital Management, L.P. 333 S. Grand Avenue 28th Floor Los Angeles, CA 90071	6,108,916(3)	8.67%
Oak Hill Advisors, L.P. One Vanderbilt Avenue 16th Floor New York, NY 10017	5,750,407(4)	8.16%
Yacktman Asset Management LP 6300 Bridgepoint Parkway Building One, Suite 500 Austin, TX 78730	5,735,000(5)	8.14%
Exor N.V. Gustav Mahlerplein 25 Amsterdam, 1082 MS The Netherlands	5,501,212(6)	7.80%
Capital Research Global Investors (Capital Research and Management Company) 333 South Hope Street 55th Fl Los Angeles, CA 90071	4,731,763(7)	6.71%
Barclays PLC 1 Churchill Place London, E14 5HP, England	4,648,337(8)	6.59%
D.E. Shaw & Co., L.P. 1166 Avenue of the Americas, 9th Floor New York, NY 10036	4,219,457(9)	5.97%

(1)
The percentage indicated is based on 70,493,949 outstanding ordinary shares as of April 12, 2022. For D.E. Shaw, L.P., the percentage is based on 70,493,949 outstanding ordinary shares as of April 12, 2022 plus 188,758 warrants exercisable into ordinary shares reported in their notice of holdings required under applicable Irish law.

(2)
The number of shares is based on information in a notice of holdings required under applicable Irish law and received by the Company on April 18, 2022.

(3)
The number of shares is based on the Schedule 13G/A filed with the SEC on February 14, 2022 by Oaktree Capital Management, L.P. and related reporting persons. According to the filing, (i) the beneficial owner reports sole voting and dispositive power over 6,108,916 shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

(4)
The number of shares is based on the Schedule 13G filed with the SEC on February 14, 2022 by Oak Hill Advisors, L.P. According to the filing, (i) the beneficial owner reports sole voting and dispositive power over 5,750,407 shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

(5)
The number of shares is based on the Schedule 13G/A filed with the SEC on February 14, 2022 by Yacktman Asset Management LP and related reporting persons. According to the filing, (i) the beneficial owner has sole voting and dispositive power over 1,835,000 shares, and (ii) the beneficial owner has shared voting or dispositive power over 3,900,000 shares.

(6)
The number of shares is based on the Schedule 13G/A filed with the SEC on January 28, 2022 by Exor N.V. According to the filing, (i) the beneficial owner reports sole voting and dispositive power over 5,501,212 shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

(7)
The number of shares is based on the Schedule 13G filed with the SEC on February 11, 2022 by Capital Research Global Investors. According to the filing, (i) the beneficial owner reports sole voting and dispositive power over 4,731,763 shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

54   Weatherford International plc – 2022 Proxy Statement

OTHER INFORMATION
(8)
The number of shares is based on the Schedule 13G filed with the SEC on February 11, 2022 by Barclays PLC. According to the filing, (i) the beneficial owner reports sole voting and dispositive power over 4,648,337 shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

(9)
The number of shares is based on information in a notice of holdings required under applicable Irish law and received by the Company on April 1, 2022 for D.E. Shaw & Co. L.P. and related reporting persons. According to the notice, the beneficial owner has a notifiable interest of 4,219,457 shares (including warrants exercisable into 188,758 shares).

MANDATORY MINIMUM SHARE OWNERSHIP GUIDELINES
The Board believes that it is important to align the interests of management with the interests of our shareholders. In furtherance of this philosophy, the Company has adopted the following mandatory minimum share ownership guidelines. Share ownership includes shares owned directly as well as equity-based awards not yet fully vested and retirement plans (including our 401(k) plan). The minimum guidelines are based on a multiple of base salary or, in the case of directors, annual cash retainer. The guidelines are as follows:
CEO	6x
Other Executive Officers	3x
Directors	5x
A transition period of five years is allowed for new directors and executive officers in order to achieve the ownership amount, provided, however, that holding requirements are expected to be fulfilled through equity grants issued by Weatherford, not through open market transactions. Currently, all of our executive officers and directors are still within their transition periods and therefore not yet required to hold the minimum thresholds.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
All of our executive officers and directors are required to file initial reports of share ownership and reports of changes in ownership with the SEC pursuant to Section 16(a) of the Exchange Act. We have reviewed these reports, including any amendments, and written representations from the executive officers and directors of the Company. Based on this review, we believe that all 2021 filing requirements were met for each of our directors and executive officers subject to Section 16(a).
INCORPORATION BY REFERENCE
The Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement are not deemed to be soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate any of this information by reference. Information contained in or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
PRESENTATION OF IRISH STATUTORY ACCOUNTS
The Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2021, including the reports of the directors and Irish statutory auditor thereon, will be laid before at the AGM, and the Company’s management will present a review of the Company’s affairs. The Company’s Irish Statutory Accounts have been approved by the Board of Directors of the Company. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the AGM. The Company’s Irish Statutory Accounts are available with the Proxy Statement, and the Company’s Annual Report at www.weatherfordannualmeeting.com and in the Investor Relations section of the Company’s website at www.weatherford.com.
PROPOSALS BY SHAREHOLDERS
Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its Proxy Statement and identify the proposal in its form of proxy when the company holds a meeting of shareholders. Under

Weatherford International plc – 2022 Proxy Statement   55

OTHER INFORMATION
Rule 14a-8, in order for your proposals to be considered for inclusion in the Proxy Statement and proxy card relating to our 2023 AGM, your proposals must be received by us by December 23, 2022 and must otherwise comply with Rule 14a-8. Any proposal received after such date will be considered untimely.
If you desire have a nominee considered by our shareholders or to bring a matter before the 2023 AGM and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in our Articles. Our Articles provide that a person who (i) is a registered shareholder (A) at the time of the notice, referred to below and (B) at the time of the AGM, (ii) is entitled to vote at the AGM and (iii) complies with the notice and certain other relevant provisions of the Articles, may, by timely written notice, bring a nomination for the election of a director or other business before an AGM. To be timely for an AGM, a registered shareholder’s notice to bring a nomination or other business must be delivered or mailed and received at the Company’s registered office, addressed to the Corporate Secretary no earlier than 120 calendar days and no later than 90 calendar days before the first anniversary of the Company’s AGM for the prior year (being, in the case of the 2023 AGM, February 2, 2023 and March 4, 2023 respectively); provided, however, that (A) if the annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s AGM or (B) if no annual meeting was held during the prior year, the notice by the registered shareholder to be timely must be received (1) no earlier than 120 days before such AGM and (2) no later than the later of 90 days before such AGM and the tenth day after the day on which the notice of such AGM was first made by mail or public disclosure.
In no event shall an adjournment or postponement, or public disclosure of an adjournment or postponement, of an AGM commence a new time period (or extend any time period) for the giving of the notice of business. The request must specify any other information that would be required to be included in a proxy statement pursuant to the rules of the SEC.
We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our Articles. They are available on our website at www.weatherford.com, by clicking on “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then “Memorandum and Articles of Association.” Shareholders also may obtain a copy of these documents free of charge by submitting a written request to our Corporate Secretary at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.
Any shareholder proposal (including the nomination of any director), whether or not to be included in our Proxy Materials, must be sent to our Corporate Secretary at the Company’s registered office, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.
OTHER BUSINESS
We know of no other business that will be brought before the AGM. Under our Articles, shareholders may only bring business before a general meeting if it is requested within the time limits described above in the section entitled “Proposals by Shareholders” or if it is otherwise provided under Irish law or our Articles. If any other matters are properly presented, the persons named on the proxy card will vote the shares represented by proxies as they deem advisable.
HOUSEHOLDING
The SEC permits a single Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one Proxy Statement or one Notice of Internet Availability unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate Proxy Statement or Notice of Internet Availability in the future, or if any such beneficial shareholder that elected to continue to receive separate Proxy Statement or Notice of Internet Availability wishes to receive a single Proxy Statement or Notice of Internet Availability in the future, that shareholder should contact their broker or send a request to our U.S. Investor Relations Department at 2000 St. James Place, Houston, Texas 77056. Telephone requests may be directed to +1 (713) 836-4000. We will deliver, promptly upon written or oral request to our U.S. Investor Relations Department, a separate copy of this Proxy Statement or Notice of Internet Availability to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.
ADDITIONAL INFORMATION AVAILABLE
The 2021 Annual Report on Form 10-K and the audited consolidated financial statements of Weatherford for the year ended December 31, 2021 and accompanying directors’ auditor’s reports have been filed with the SEC. Complete copies of

56   Weatherford International plc – 2022 Proxy Statement

OTHER INFORMATION
these materials are available on our website at www.weatherford.com. Any record shareholder may also obtain a copy of these documents free of charge by contacting our U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000. Copies of any exhibits to Weatherford Annual Report on Form 10-K also are available upon written request subject to a charge for copying and mailing. If you have any other questions about us, please contact our U.S. Investor Relations Department at the address or phone number above or visit our website.
April 22, 2022
By Order of the Board of Directors
Christine M. Morrison
Vice President, Deputy General Counsel and Corporate Secretary

Weatherford International plc – 2022 Proxy Statement   57

ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, our management believes that certain non-GAAP financial measures and ratios (as defined under the SEC’s Regulation G and Item 10(e) of Regulation S-K) may provide users of this financial information additional meaningful comparisons between current results and results of prior periods and comparisons with peer companies. The non-GAAP amounts for Adjusted EBITDA shown in the following table should not be considered as substitutes for net income or other data prepared and reported in accordance with GAAP, but should be viewed in addition to our reported results prepared in accordance with GAAP.
Weatherford International plc
Reconciliation of GAAP to Non-GAAP Financial Measures
Adjusted EBITDA, Net Debt/Adjusted EBITDA and Free Cash Flow
(Unaudited)
(In Millions)
	Years Ended
	12/31/21	12/31/20
Net Income (Loss) Attributable to Weatherford	$(450)	$(1,921)
Net Income Attributable to Noncontrolling Interests	21	22
Net Income (Loss)	(429)	(1,899)
Interest Expense, Net	260	251
Loss on Extinguishment of Debt, Bond Redemption Premium and Loss on Termination of ABL Credit Agreement	170	15
Income Tax Provision	86	85
Depreciation and Amortization	440	503
EBITDA	527	(1,045)
Other (Income) Expense Adjustments:
Impairments and Other Charges (Credits)	(10)	1,236
Restructuring Charges	—	206
Share-Based Compensation	25	—
Other Expense, Net	29	62
Adjusted EBITDA	$571	$459
Revenues	$3,645	$3,685
Adjusted EBITDA as a % of Revenues (“Adjusted EBITDA Margins”)	15.7%	12.5%
Adjusted EBITDA Margins basis point improvement compared to 2020	320 bps

58   Weatherford International plc – 2022 Proxy Statement

ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
	Years Ended
Components of Net Debt	12/31/21	12/31/20
Short-term Borrowings and Current Portion of Long-term Debt	$12	$13
Long-term Debt	2,416	2,601
Less: Cash and Cash Equivalents	951	1,118
Less: Restricted Cash	162	167
Net Debt	$1,315	$1,329
Net Debt/Adjusted EBITDA	2.3	2.9
x-times improved in Net Debt/Adjusted EBITDA ratio	0.6	x improvement
	Years Ended		Combined 2019	Successor	Predecessor
Free Cash Flow	12/31/21	12/31/20	Predecessor & Successor	12/13/2019 – 12/31/2019	1/1/19 – 12/13/19
Cash Flows Provided by Operating Activities	$322	$210	$(686)	$61	$(747)
Captial Expenditures for Property, Plant and Equipment	(85)	(154)	(270)	(20)	(250)
Proceeds from Disposition of Assets	41	22	84	—	84
Free Cash Flow	$278	$78	$(872)	$41	$(913)
Free Cash Flow Improvement 2021 vs 2020	$200
Free Cash Flow Improvement 2020 vs 2019 Combined	$950

Weatherford International plc – 2022 Proxy Statement   59

WE ARE COMMITTED TO
ENSURING A SUSTAINABLE FUTURE IN THE NEW ENERGY ECONOMY

Weatherford is a company that is driven to innovate and provide solutions for today and tomorrow. We understand that how we produce energy matters, and we are committed to building a more sustainable future with greater focus than ever on transparency and ensuring environmental, social, and governance (ESG) priorities are managed responsibly. We are firmly committed to leaving the world a better place than how we found it and are well suited to make a positive and lasting impact. Sustainable operations have always been at the core of how we run our business and we believe we have the differentiation, footprint, and track record to contribute significantly to ESG and the Energy Transition.

WE ARE COMMITTED TO
BECOMING NET ZERO BY 2050
AND ARE A PROUD MEMBER OF
THE UN GLOBAL COMPACT.

To learn more about Sustainability at Weatherford visit
www.weatherford.com/sustainability

weatherford.com

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D80585-P73161

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

WEATHERFORD INTERNATIONAL PLC

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Benjamin C. Duster, IV	☐	☐	☐
1b. Neal P. Goldman	☐	☐	☐
1c. Jacqueline C. Mutschler	☐	☐	☐
1d. Girishchandra K. Saligram	☐	☐	☐
1e. Charles M. Sledge	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To recommend, in an advisory vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every 1, 2 or 3 years.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY INTERNET - www.proxyvote.com WEATHERFORD INTERNATIONAL PLC ATTN: CHRISTINE M. MORRISON 2000 ST. JAMES PLACE HOUSTON, TEXAS 77056Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E67827-P22661KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement, Annual Report and Irish Statutory Accounts are available at www.proxyvote.com. — — — — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — E67828-P22661 WEATHERFORD INTERNATIONAL PLCAnnual General Meeting of ShareholdersJune 2, 2022 10:00 AM Central TimeThis proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Girishchandra K. Saligram, Scott C. Weatherholt or Christine M. Morrison, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of WEATHERFORD INTERNATIONAL PLC that the shareholder(s) is/are entitled to vote if personally present at the Annual General Meeting of Shareholders, to be held at 10:00 AM, Central Time, on June 2, 2022, at 2000 St. James Place, Marcellus Room, Houston, Texas 77056 and any adjournment or postponement thereof on the matters more particularly described in the Proxy Statement for the 2022 Annual General Meeting of Shareholders. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual General Meeting of Shareholders. This proxy card, when properly executed, will be voted in the manner directed by the undersigned shareholder on the reverse side of this proxy card. IF NO DIRECTION IS MADE, THESE SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL GENERAL MEETING. In the event other matters properly come before, or are raised at, the Annual General Meeting on which a vote is or may be taken, you instruct and authorize the Proxy Holders to vote the shares in their own discretion on such other matters. The undersigned hereby acknowledges receipt of Notice of, and the Proxy Statement for, the Annual General Meeting. Continued and to be signed on reverse side